Exhibit 10.10

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

OPTION AND LICENSE AGREEMENT

THIS OPTION AND LICENSE AGREEMENT (the “Agreement”) is made and entered into effective as of 03 March, 2015 (the “Effective Date”) by and among BAVARIAN NORDIC A/S, a Danish corporation having its principal place of business at Hejreskovvej 10A, DK-3490 Kvistgaard, Denmark (“BN”) and BAVARIAN NORDIC INC., BN’s wholly owned subsidiary, which is a Delaware corporation having its principal place of business at 2425 Garcia Avenue, Mountain View, CA 94043, USA (“BNInc”), on the one hand, and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 USA (“BMS”), on the other hand.  BN and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.  BNInc shall be considered a “Party” and one of the “Parties”, in each case jointly with BN, only with respect to the BNInc Provisions and shall have no other rights, obligations or liabilities under this Agreement other than as set out in the BNInc Provisions.

RECITALS

Whereas, BMS is a biopharmaceutical company engaged in the research, development, manufacture and commercialization of human therapeutic products.

Whereas, BN is a biotechnology company engaged in the development and manufacture of novel cancer immunotherapies.  BN owns a subsidiary, BNInc, which develops novel cancer immunotherapies.

Whereas, BN is conducting a Phase 3 human clinical trial with respect to its proprietary targeted immunotherapy candidate, PROSTVAC®, for the treatment of prostate cancer.

Whereas, BMS and BN desire to enter into an agreement regarding the continued development of PROSTVAC and granting BMS an option to obtain exclusive rights to PROSTVAC, all in accordance with the terms and conditions set forth herein below.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows.

1.                                      DEFINITIONS

As used in this Agreement, the terms with initial letters capitalized, whether used in the singular or plural form, shall have the meanings set forth in this Article 1 or, if not listed below, the meaning designated in places throughout this Agreement.

1.1                               “Accounting Standards” means, with respect to BMS, GAAP, and, with respect to BN, IFRS, in each case, as generally and consistently applied for accounting and financial reporting purposes throughout the Party’s organization.  Each Party may change the accounting standards that it uses throughout such Party’s organization, in which case such Party shall promptly notify the other Party in writing of such change and “Accounting Standards” shall be modified as to such Party accordingly, it being understood that each Party may only use internationally recognized accounting principles (e.g., GAAP, IFRS, or successor standards thereto).

1.2                               “Acquirer” is defined in Section 16.8.

1.3                               “Adverse Event” means any untoward medical occurrence in a patient or human clinical investigation subject that is administered any Product, including occurrences which do not necessarily have a causal relationship with any Product.

1.4                               “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.5                               “Alliance Manager” is defined in Section 3.2.

1.6                               “Applicable Law” means any applicable federal, state, local or foreign law, statute, ordinance, principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license (other than a license granted under an Existing Product Agreement) or permit of any Governmental Authority.

1.7                               “Approval in the European Union” means MAA approval by EMA and receipt of pricing and reimbursement approvals acceptable to BMS with respect to a Product in at least Germany, France and one of the other Major European Countries.

1.8                               “Bankruptcy Event” is defined in Section 16.3(a).

1.9                               “Biosimilar Product” means, with respect to a particular Product in a country, a biopharmaceutical product that: (a) contains clinically comparable or interchangeable active ingredients as such Product; (b) is approved for use in such country pursuant to a regulatory approval process governing approval of generic, interchangeable or biosimilar biologics, where such approval is obtained using an approval process (i) undertaken without the consent or assistance of BMS (excluding rights granted with BN’s consent in connection with settlement or resolution of patent infringement or other challenges pursuant to Article 9) and (ii) based upon clinical data generated by or on behalf of BMS or BN or any of their respective Affiliates and consent to use such data was not given by BMS; and (c) is sold in the same country as such Product by any Third Party that is not a Sublicensee of BMS or its Affiliates.

1.10                        “BLA” means a Biologics License Application, for which Regulatory Approval by the FDA is required to market a Product in the U.S.

1.11                        “BLA Approval” means, with respect to a Product, receipt of Regulatory Approval of a BLA by the FDA for such Product in the U.S.

1.12                        “BMS Claims” is defined in Section 14.1.

1.13                        “BMS Damages” is defined in Section 14.1.

1.14                        “BMS Indemnitees” is defined in Section 14.1.

1.15                        “BN Claims” is defined in Section 14.2.

1.16                        “BN Damages” is defined in Section 14.2.

1.17                        “BN Diagnostic Technology” means all Know-How, tangible materials (including documents) and Patents, each to the extent it is (a) Controlled as of the Effective Date or thereafter during the Term by BN and/or its Affiliate(s) and (b) is necessary or reasonably useful for the Development, manufacture, use and/or Commercialization of Companion Diagnostics.

1.18                        “BN Indemnitees” is defined in Section 14.2.

1.19                        “BNInc Agreement” means the License Agreement, dated as of December 31, 2011, by and between BN and BNInc, as may be amended from time to time as permitted by this Agreement.

1.20                        “BNInc Provisions” means Section 13.8 and, solely as they relate to Section 13.8, Article 1 and Sections 16.1, 16.3, 16.5, 16.6, 16.9, 16.12, 16.14, 16.15, 16.16 and 16.17.

1.21                        “BN Know-How” means all Know-How to the extent that it is Controlled as of the Effective Date or thereafter during the Term by BN and/or its Affiliate(s) and that is necessary or reasonably useful for the Development, manufacture, use and/or Commercialization of Products in the Field and that is Confidential Information at the time of its use.  BN Know-How includes, to the extent that the same is Controlled by BN, all chemical, structural, biological, pharmacological, toxicological, clinical, assay, structure activity relationship information or other information that relates to any Product (including its composition, formulation, or method of use, manufacture, preparation or administration).  BN Know-How shall exclude rights under any BN Patents and BN’s interest in any Joint Patents and any inventions claimed therein.  For clarity, subject to and to the extent as provided in Section 16.8, the use of “Affiliate” in this definition shall exclude any Acquirer of BN.

1.22                        “BN Materials” means all tangible materials (including documents) in the possession of and to the extent that they are Controlled by BN and/or its Affiliate(s) as of the Effective Date or thereafter during the Term that are necessary or reasonably useful for the Development, manufacture, use and/or Commercialization of Products in the Field.  For clarity, subject to and to the extent as provided in Section 16.8, the use of “Affiliate” in this definition shall exclude any Acquirer of BN.

1.23                        “BN Patents” means all Patents to the extent that they are Controlled as of the Effective Date or thereafter during the Term by BN and/or its Affiliate(s) and that Cover any Product (including in each case its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration) or that would be necessary or reasonably useful for the Development, manufacture, use and/or Commercialization of Products in the Field.  BN Patents shall include BN’s interest in Joint Patents, Product Specific Patents and Other BN Patents.  For clarity, subject to and to the extent as provided in Section 16.8, the

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

use of “Affiliate” in this definition shall exclude any Acquirer of BN.  As of the Effective Date, the BN Patents include the Product Specific Patents listed in Exhibit A1, and the Other BN Patents listed in Exhibit A2.

1.24                        “BN Technology” means the BN Patents, BN Know-How and BN Materials.

1.25                        “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York and/or in Copenhagen, Denmark are required by Applicable Law to remain closed.

1.26                        “Calendar Quarter” means each of the three (3) consecutive month periods ending on March 31, June 30, September 30 and December 31 of any Calendar Year; provided, that the first Calendar Quarter during the Term shall be the period of less than three (3) months commencing on the Effective Date and the last Calendar Quarter during the Term shall be the period of less than three (3) months ending on the termination date of this Agreement.  “Quarterly” shall have the correlative meaning.

1.27                        “Calendar Year” means each one (1) year period beginning on January 1 and ending on December 31.

1.28                        “Claim” is defined in Section 14.4.

1.29                        “Clinical Trial” means any human clinical trial of a Product.

1.30                        “Combination Product” means a Product that includes at least one additional active ingredient (whether co-formulated or co-packaged) that is not PROSTVAC (and not GM-CSF where the Regulatory Approval of the Product includes the use of GM-CSF).  Biopharmaceutical dosage form vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients”, except in the case where such vehicle, adjuvant, or excipient is recognized by the FDA as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7).  For the avoidance of doubt, any GM-CSF which is sold by BMS for use with PROSTVAC shall be included as part of the Product for the purpose of calculating Net Sales and not as a component in a Combination Product.

1.31                        “Commercialization and Development Plan” means the plan for the commercialization and further Development of the Product in the Major Markets by BMS after the License Effective Date in the format set out in Exhibit J, in any case in a manner consistent with BMS then-current practice, setting forth the anticipated Commercialization activities (including launch plans, product positioning, target prescribers, and detailing activities) and timelines for such activities.  The Commercialization and Development Plan shall cover the activities that BMS plans to undertake in respect of the Commercialization and Development of Products pursuant to this Agreement over the [***] following issuance thereof.

1.32                        “Commercialization Wind-Down Period” is defined in Section 12.7(b).

1.33                        “Commercialize” or “Commercialization” means the marketing, promotion, sale (and offer for sale or contract to sell), distribution, importation or other commercial

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

exploitation of, including pricing and reimbursement activities for, a Product or Companion Diagnostic in the Territory.  Commercialization shall include commercial activities conducted in preparation for Product or Companion Diagnostic launch.

1.34                        “Companion Diagnostic” means a product (a) for the identification of a patient’s suitability for treatment with a Product; (b) for uses connected with the prognosis of a patient with prostatic disease who is treated with a Product; or (c) to monitor the biologic effect or response of the patient to the Product.

1.35                        “Competing Product” is defined in Section 10.1.

1.36                        “Confidential Information” means, with respect to a Party, all non-public Information of such Party or its Affiliates that is disclosed to the other Party under this Agreement, which may include unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form.  All Information disclosed by a Party pursuant to the Prior CDA shall be deemed to be the Confidential Information of such Party pursuant to this Agreement (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 11 shall not be restricted by, or be deemed a violation of, such Prior CDA).

1.37                        “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns such material, Information, or intellectual property right, or (b) has a license or right to use to such material, Information, or intellectual property right, in each case (a) or (b) with the ability to grant to the other Party access, a right to use, or a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein, without (i) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license or (ii) paying any sums of money to any Third Party that assigned or licensed such Information and/or intellectual property right to such Party that become payable in connection with the other Party’s exploitation thereof hereunder unless (A) the other Party agrees in writing to pay any such sums, subject to Section 8.5(b)(ii), or (B) such sums are payable under any agreement in effect as of the Effective Date.

1.38                        “Cover”, “Covered” or “Covering” means, with respect to a Product or invention and a Patent, that, in the absence of a (sub)license under, or ownership of, such Patent, the making, using, offering for sale, selling or importing of such Product, or the using of such invention, would infringe a Valid Claim of such Patent.

1.39                        “CRO” means PPD Development, LP, the contract research organization that is conducting the PROSPECT Trial.

1.40                        “CRO Agreement” means, collectively, (a) the Master Services Agreement by and between BNInc and CRO, dated as of [***], as amended as of the Effective Date and (b) the Project Addendum under the foregoing, dated as of [***], as amended as of the Effective Date.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.41                        “Develop” or “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval of a Product or Companion Diagnostic and to supporting appropriate usage for such product, for one or more indications in the Field.  This includes: (a) preclinical/nonclinical research and testing, toxicology, and Clinical Trials; and (b) preparation, submission, review, and development of data or Information and Regulatory Materials for the purpose of submission to a Governmental Authority to obtain, maintain and/or expand Regulatory Approval of a Product or Companion Diagnostic (including contacts with Regulatory Authorities), and outside counsel regulatory legal services related thereto; provided, however, that Development shall exclude Commercialization and manufacturing activities (including manufacturing activities related to Development).

1.42                        “Diligent Efforts” means (a) with respect to BMS’s obligations under this Agreement to Develop or Commercialize a Product, the carrying out of such obligations or tasks with a level of effort and resources consistent with the commercially reasonable practices [***] for the research, development, manufacture or commercialization of a similar biopharmaceutical product owned by it (or to which it has exclusive rights) at a similar stage of development or commercialization and of similar market potential, profit potential and strategic value, based on conditions then prevailing, including issues of safety and efficacy, Regulatory Authority-approved labeling, product profile, the competitiveness of alternative products in the marketplace, pricing/reimbursement for the product in a country relative to other markets, the likely timing of the product’s entry into the relevant market in a country, the patent and other proprietary position, the likelihood of regulatory approval and other relevant scientific, technical and commercial factors and (b) with respect to BN’s obligations under this Agreement, the carrying out of such obligations or tasks with a level of effort and resources consistent with commercially reasonable practices normally [***] at such time.

1.43                        “Disclosing Party” is defined in Section 11.1.

1.44                        “DOJ” means the United States Department of Justice.

1.45                        “Dollar” or “$” means the lawful currency of the United States.

1.46                        “Effective Date” means the date specified in the initial paragraph of this Agreement.

1.47                        “EMA” means the European Medicines Agency and any successor agency thereto.

1.48                        “EU” or “European Union” means the European Union, as its membership may be constituted from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

1.49                        “Exclusivity Period” is defined in Section 10.1.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.50                        “Executive Officer” means (i) in the case of BMS, any senior executive who reports directly to the Chief Executive Officer of BMS, or who reports directly to a senior executive who reports directly to the Chief Executive Officer of BMS and (ii) in the case of BN, BN’s Chief Executive Officer.

1.51                        “Existing Combination Product Patent” means, subject to Section 9.2(d)(i), the Product Specific Patent listed in section (I) of Exhibit A2 as of the Effective Date.

1.52                        “Existing Product Agreement Licensor” means a Person granting rights to BN or any of its Affiliates with respect to BN Technology under an Existing Product Agreement.

1.53                        “Existing Product Agreements” means the PHS License Agreement, the NIH CRADA, the BNInc Agreement and the CRO Agreement.

1.54                        “Expert” means a mutually acceptable, disinterested, conflict-of-interest-free individual not affiliated with either Party or its Affiliates who, with respect to a dispute concerning a financial, legal, commercial, scientific or regulatory matter possesses appropriate expertise to resolve such dispute.  The Expert (or any of the Expert’s former employers) shall not be or have been at any time during the previous [***] an Affiliate, employee, consultant, officer or director of either Party or any of its Affiliates or employed by a law firm engaged by either Party or its Affiliates.

1.55                        “FD&C Act” or “Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.56                        “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.57                        “Field” means any and all indications and uses for the treatment and prevention of prostatic diseases (which includes prostate cancer), subject to the PHS License Agreement.

1.58                        “First Commercial Sale” means, with respect to a Product in a country, the first sale to a Third Party of such Product in such country after Regulatory Approval has been obtained in such country.

1.59                        “FTC” means the United States Federal Trade Commission.

1.60                        “FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis in performing work in connection with this Agreement for a [***] period (consisting of at least a total of [***] hours per year of dedicated effort).  FTE efforts shall not include the work of general corporate or administrative personnel.

1.61                        “FTE Rate” means, for the period from the Effective Date to 31 December 2015, [***] US dollars (US$[***]).  Thereafter, the FTE Rate shall be increased or decreased on 1 January of each year by the annual percentage increase or decrease in the [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.62                        “GAAP” means U.S. generally accepted accounting principles.

1.63                        “GM-CSF” means a granulocyte macrophage colony-stimulating factor.

1.64                        “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, tribunal or other entity).

1.65                        “Gross Negligence” means a Party’s act or omission committed with a reckless disregard of or indifference to an obvious risk to the rights and safety of others and is more fundamental than failure to exercise proper skill and/or care constituting simple negligence that results in damage to the other Party.

1.66                        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

1.67                        “HSR Clearance” means either (a) early termination of the applicable waiting period under the HSR Act with respect to the HSR Filings or (b) expiration of the applicable waiting period under the HSR Act with respect to the HSR Filings.

1.68                        “HSR Filings” means the filings by BN and BMS with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

1.69                        “ICH” means International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.70                        “[***]” is defined in Section 6.3.

1.71                        “IFRS” means International Financial Reporting Standards.

1.72                        “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the applicable Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a biopharmaceutical product in humans in such jurisdiction.

1.73                        “Indemnified Party” is defined in Section 14.4.

1.74                        “Indemnifying Party” is defined in Section 14.4.

1.75                        “Indirect Damages” is defined in Section 14.5(a).

1.76                        “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, stability, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.77                        “Infringement” is defined in Section 9.6(a).

1.78                        “Infringement Action” is defined in Section 9.6(b).

1.79                        “Initial TC Term” is defined in Section 8.5(d).

1.80                        “Insolvency Event” is defined in Section 12.4.

1.81                        “JNDA” means a new drug application filed with the MHLW required for marketing approval for the applicable Product in Japan.

1.82                        “JNDA Approval” means, with respect to a Product, receipt of Regulatory Approval of a JNDA by the MHLW and receipt of pricing and reimbursement approvals, for such Product in Japan.

1.83                        “Joint Committee” or “JC” means the committee formed by the Parties as described in Section 3.1(a).

1.84                        “Joint Invention” is defined in Section 9.1.

1.85                        “Joint Patent” means a Patent with a claim Covering a Joint Invention.

1.86                        “Know-How” means any Information and any other intellectual property (other than Product Marks or Patents) of any type whatsoever, in any tangible or intangible form or medium, and all rights associated therewith in any jurisdiction, including all inventions (whether or not patentable or reduced to practice), improvements, works of authorship (whether or not copyrightable) and copyrights.

1.87                        “License” means the rights and licenses set forth in Article 4.

1.88                        “License Effective Date” means the date determined pursuant to Section 2.5(a) or 2.5(b), as applicable.

1.89                        “Liens” means any lien, pledge, encumbrance, mortgage, security interest, purchase option, call or similar right, conditional and installment sale agreements, charges or claims of any kind.

1.90                        “MAA” or “Marketing Authorization Application” means an application for Regulatory Approval for a Product in the EU.

1.91                        “Major European Countries” means France, Germany, Italy, Spain and the United Kingdom.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.92                        “Major Market” means the [***] and [***].

1.93                        “Managed Care Organizations” or “MCOs” means pharmacies, managed health care organizations, group purchasing organizations, large employers, long-term care organizations, formularies, insurers, government agencies and programs (e.g., Medicare and the VHA and other federal, state and local agencies), or similar organizations.

1.94                        “Manufacturing Cost-Based Component of Supply Price” is defined in the Supply Agreement.

1.95                        “Manufacturing Facility” is defined in Section 6.4.

1.96                        “MHLW” means the Japanese Ministry of Health, Labour and Welfare, and any successor agency thereto.

1.97                        “Net Sales” means the gross amount invoiced in transactions by [***], less the [***]:

(a)                                 [***] (provided always that the [***];

(b)                                 [***](excluding [***] of any kind), to the extent not [***];

(c)                                  [***], to the extent [***];

(d)                                 [***] and, to the extent actually charged [***] based on or reasonably [***];

(e)                                  [***]; and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(f)                                   the actual amount paid by [***].

No deduction shall be made for [***]; provided that, [***] shall give rise to Net Sales only to the extent that [***].

[***], then the discount or rebate on such Product under such [***] provided, that [***].  Further, should a [***] then the [***], for purposes of determining Net Sales [***] included in such agreement.

Net Sales shall be determined from the books and records of the Related Party.

It is understood that any [***] consistent with its customary practices and in accordance with Accounting Standards.

Sale or transfer of [***].  To the extent that any [***], Net Sales shall include the [***].  For clarity, [***], provided that such consideration is not [***] shall be considered [***]

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

[***], then Net Sales shall be calculated [***].

Net Sales of any [***]:  first, the [***] (using the above provisions), and then: such Net Sales amount [***].  All net selling prices of the [***].  In the event that, [***] during the accounting period in which the sale was made [***] for an accounting period, [***] prior to the end of the accounting period in question based on [***].

1.98                        “Net Sales Compensation” is defined in Section 8.5(a).

1.99                        “NIH CRADA” means the Cooperative Research and Development Agreement, dated as of August 12, 2008, by and between BNInc and The National Institutes of Health (“NIH”), as may be amended from time to time as permitted by this Agreement.

1.100                 “Non-Combination Product Specific Patents” means the Product Specific Patents other than the Existing Combination Product Patent.

1.101                 “Option” is defined in Section 2.1.

1.102                 “Option Exercise Notice” is defined in Section 2.2.

1.103                 “Option Exercise and License Fee” is defined in Section 8.1(b).

1.104                 “Option Term” is defined in Section 2.2.

1.105                 “Other BN Patents” means those BN Patents existing as of the Effective Date that are listed in Exhibit A2.  Exhibit A2 shall be updated by the Parties from time to time to

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

include any BN Patents arising after the Effective Date that the Parties agree are not Product Specific Patents.

1.106                 “Other Infringement Action” is defined in Section 9.6(e).

1.107                 “Patent” means (a) all patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority directly or indirectly from any of these, including divisionals, continuations, continuations-in-part, non-provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications in (a) and (b), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (a), (b) and (c), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patents of addition to any of such foregoing patent applications and patents.

1.108                 “Patent Challenge” is defined in Section 9.8.

1.109                 “Patent Contact” is defined in Section 9.11.

1.110                 “Patent Prosecution Costs” means the direct out-of-pocket costs (including the reasonable fees and expenses incurred to outside counsel and other Third Parties, including filing, prosecution and maintenance fees incurred to Governmental Authorities) recorded as an expense by a Party or any of its Affiliates (in accordance with Accounting Standards and its customary accounting practices) after the Effective Date and during the Term and pursuant to this Agreement, in connection with the preparation, filing, prosecution, maintenance and extension of Patents, including costs of Patent interference, appeal, opposition, reissue, reexamination, revocation, petitions or other administrative proceedings with respect to Patents and filing and registration fees.

1.111                 “Patent Term Extension Patent” means [***] and all foreign counterparts.

1.112                 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

1.113                 “Phase 3 Clinical Trial” means a Clinical Trial of a product on sufficient numbers of patients that is designed to establish that such product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, and to support regulatory approval of such product or label expansion of such product.

1.114                 “Phase 3 Completion Milestone” is defined in Section 8.2.

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.115                 “PHS” means the United States Public Health Service within the United States Department of Health and Human Services.

1.116                 “PHS License Agreement” means the Exclusive Patent License Agreement (NIH Reference #L-149-2008/0), dated as of August 12, 2008, by and between BNInc and PHS, as amended on [***], and as may be amended from time to time as permitted by this Agreement.

1.117                 “PHS Royalty Term” means the period during which BNInc is required pursuant to the PHS License Agreement to pay PHS an earned royalty of [***] percent ([***]%) of “Net Sales” (as defined therein).

1.118                 “Prior CDA” means the Confidential Disclosure Agreement entered into by BMS and BNAS, dated as of January 13, 2014.

1.119                 “Product” means any biopharmaceutical product candidate or product containing PROSTVAC (alone or as a Combination Product), in all forms, presentations, formulations and dosage forms.

1.120                 “Product Liability Claim” means any claim, suit, proceeding or cause of action arising out of illness, injury or bodily or mental harm (including death) to any person that is alleged to have been caused by the administration or use of PROSTVAC.  A Product Liability Claim may be based on the existence of a design defect, strict tort liability, a manufacturing defect, a failure to warn or any other cause of action.

1.121                 “Product Liability Losses” is defined in Section 14.3.

1.122                 “Product Marks” means all logos, slogans, trade dress, domain names, trademarks (excluding the PROSTVAC Mark), trade names and service marks and other proprietary names for a product filed with a Regulatory Authority that a Party has used or plans to use specifically in relation to a Product; provided, that the Product Marks shall not use or incorporate any corporate names or corporate logo owned or Controlled by a Party or any of its respective Affiliates.

1.123                 “Product Specific Patent” means a Patent Controlled as of the Effective Date or thereafter during the Term by BN (or any BN Affiliate) that Covers the composition, formulation, method of use and/or method of manufacture of any Product, excluding the Other BN Patents.  For clarity, subject to and to the extent as provided in Section 16.8, the use of “Affiliate” in this definition shall exclude any Acquirer of BN.  The Product Specific Patents existing at the Effective Date are listed in Exhibit A1.  Exhibit A1 shall be updated by BN following BMS’s reasonable request from time to time.

1.124                 “Product Specific Infringement Action” is defined in Section 9.6(b).

1.125                 “Prosecute” or “Prosecution” is defined in Section 9.2.

1.126                 “Prosecuting Party” is defined in Section 9.5(a).

1.127                 “PROSPECT Clinical Supplies” is defined in Section 5.1(e).

1.128                 “PROSPECT Final Data” means efficacy and safety data following realization of the required events for both comparisons and locking of the database relative to the established final data cutoff date of the PROSPECT Trial.

1.129                 “PROSPECT Interim Data” means the database associated with a specific statistical analysis plan-defined interim analysis that meets all the following criteria: (a) has a cutoff date associated with the projected realization of the required events for that interim analysis, (b) has met the statistical criterion specified for that interim analysis together with an accepted recommendation from the data monitoring committee that the trial be opened to the sponsor, (c) contains the locked data used to perform that interim analysis, and (d) is supplemented with data associated with other events prior to the cutoff date but not collected prior to performing the interim analysis (e.g., additional safety data, resolution of outstanding queries not associated with deaths, etc.).

1.130                 “PROSPECT Trial” means the ongoing Phase 3 Clinical Trial of PROSTVAC that is being conducted by BN as of the Effective Date, the protocol for which is set forth on Exhibit B attached hereto (the “Protocol”).

1.131                 “PROSTVAC” means the product that is the subject of the PROSPECT Trial, which comprises a product that is a sequentially dosed combination of two different poxviruses, each of which encodes prostate specific antigen (PSA) plus three immune enhancing co-stimulatory molecules, B7.1, ICAM-1, and Lfa-3 (TRICOM).  The first poxvirus is Vaccinia-PSA-TRICOM, and the second poxvirus is Fowlpox-PSA-TRICOM.

1.132                 “PROSTVAC Mark” means the trademark PROSTVAC®, to the extent Controlled by BN as of the Effective Date or at any time during the Term and existing in any country or jurisdiction in the Territory, together with any other trademarks containing the term “PROSTVAC” used by BMS or its Affiliates or Sublicensees during the Term.

1.133                 “Protocol” is defined in Section 1.130.

1.134                 “Publication” is defined in Section 11.4.

1.135                 “Receiving Party” is defined in Section 11.1.

1.136                 “Region” is defined in Exhibit F, Part B.

1.137                 “Regulatory Approval” means with respect to any country, extra-national territory, province, state, or other regulatory jurisdiction, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell, manufacture, import, export or market a product in such country, state, province, or some or all of such extra-national territory or regulatory jurisdiction, but which shall exclude any pricing and reimbursement approvals.

1.138                 “Regulatory Authority” means, with respect to a particular country, extra-national territory, province, state, or other regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the extent required for such country, extra-national territory, province, state, or other or regulatory jurisdiction, pricing or reimbursement approval of a Product in such country or regulatory jurisdiction, including the FDA, the EMA, the European Commission and MHLW, and in each case including any successor thereto.

1.139                 “Regulatory Materials” means regulatory applications, submissions, dossiers, notifications, registrations, Regulatory Approvals and/or other filings made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to Develop, manufacture or Commercialize a Product in a particular country or regulatory jurisdiction.  Regulatory Materials include INDs, MAAs, BLAs and JNDAs.  Save in respect of any copyright, Regulatory Materials shall not include the intellectual property rights contained or disclosed therein.

1.140                 “Related Party” shall mean BMS and its Affiliates and their respective Sublicensees (and such Sublicensees’ Affiliates) of one or more Products.  For clarity, Related Party shall not include any distributors, wholesalers or the like unless such entity is an Affiliate of BMS.

1.141                 “Restricted Product” is defined in Section 10.2.

1.142                 “Safety Reason” means that BMS has formed the reasonable belief that, based upon additional information that becomes available or an analysis of the existing information at any time using sound scientific principles, the medical risk/benefit of such Product is sufficiently unfavorable as to be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize it.

1.143                 “SEC” means the U.S. Securities and Exchange Commission.

1.144                 “Sole Inventions” is defined in Section 9.1.

1.145                 “Sublicensee” means any Third Party granted a sublicense by BMS under Section 4.2 to the rights licensed to BMS hereunder, but shall not include any wholesaler or distributor that is a party to a wholesaler or distributor arrangement for the sale of Product (even if such wholesaler or distributor is granted a right or license to sell a Product).

1.146                 “Supply Agreement” means the supply agreement to be entered into by the Parties on the License Effective Date, in the form attached hereto as Exhibit G, and with only those changes contemplated by Exhibit I hereto.  “Supply Agreement” also includes any additional supply agreement entered into between BN and any Affiliate of BMS having terms substantially equivalent to those in Exhibit G.

1.147                 “TC Term” is defined in Section 8.5(d).

1.148                 “Term” is defined in Section 12.1.

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Confidential Treatment Requested

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1.149                 “Termination Notice” is defined in Section 12.3(a).

1.150                 “Territory” means all countries of the world.

1.151                 “Third Party” means any Person other than BN or BMS or an Affiliate of either of BN or BMS.

1.152                 “Title 11” is defined in Section 16.3(a).

1.153                 “Topline” means, with respect to data from a Clinical Trial, all tables, listings and figures specified in the statistical analysis plan for such Clinical Trial.

1.154                 “Total Compensation” is defined in Section 8.5(a).

1.155                 “U.S.” means the United States of America and its territories, districts and possessions.

1.156                 “U.S. Bankruptcy Code” is defined in Section 16.3(a).

1.157                 “Valid Claim” means either (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, post-grant proceeding, disclaimer or otherwise (i.e., only to the extent the subject matter is disclaimed or is sought to be deleted or amended through reissue), or (b) a claim of a pending patent application being diligently prosecuted in good faith and that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling, provided, however, that Valid Claim will exclude any such pending claim in an application that has not been granted within [***] in the case of pending claims licensed under the PHS License Agreement) following the first date of examination for such application, unless and until such claim is granted.

1.158                 “Virtual Data Room” means all the documents available prior to 17.00 PST on the date that is [***] before the Effective Date in the virtual data room hosted via Merrill Datasite® at https://datasite.merrillcorp.com set up by BN for the purposes of this transaction and to which representatives of BMS have had access.  An electronic copy on a disk or a memory stick of all of the documents in the Virtual Data Room has been provided to BMS on the Effective Date; provided that, such electronic copy shall represent a true and complete copy of such Virtual Data Room as of the date [***] prior to the Effective Date, without any additions, deletions or changes thereto.

2.                                      OPTION

2.1                               Grant.  BN hereby grants to BMS the exclusive option, exercisable at BMS’s sole discretion, to obtain the licenses set forth in Section 4.1 (the “Option”), subject to Sections 2.2, 2.3, 2.4 and 2.5.

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

2.2                               Option Exercise.  BMS shall have the right to exercise the Option at any time after the Effective Date in accordance with the following by providing BN written notice of such Option exercise (the “Option Exercise Notice”) and within the time periods set forth below (the “Option Term”):

(a)                                 BMS may exercise the Option at any time prior to the date that is [***] after all of the following have occurred: (i) BMS or its designated Affiliate has received clear feedback directly from the FDA, or by BN providing BMS with a copy of a written communication from the FDA, indicating that the overall survival results based on PROSPECT Interim Data support BLA filing for the Product based on such PROSPECT Interim Data, where such feedback is provided by FDA either in writing or following a meeting with FDA (with BN to give BMS reasonable advance notice of such meeting, which BMS or its designated Affiliate may attend); (ii) BN has provided BMS with all Topline PROSPECT results (and other reports and data required by Sections 5.1(g) and 5.1(h)) prior to the FDA meeting referred to in (i) above; (iii) BN has notified BMS that BN intends to submit a BLA based on the PROSPECT Interim Data; and (iv) BN has delivered to BMS the certificate set forth in Section 2.2(e) dated no earlier than the date of the notice set forth in clause (iii).

(b)                                 If BMS does not exercise the Option pursuant to Section 2.2(a), and BN subsequently submits a BLA in the United States for the Product based on the PROSPECT Interim Data, then the Option Term shall end and BMS’s right to exercise the Option shall expire; provided, however, that, if BN subsequently withdraws the BLA or receives a refusal to file or a complete response letter for the BLA and, as of the date of such withdrawal or letter, no Third Party has rights to PROSTVAC that are inconsistent with BMS’s Option, then the Option Term shall be reinstated and BMS shall have the right to exercise the Option as described in Section 2.2(d) below, or, if another interim analysis point as defined in the Protocol occurs subsequently where the right to exercise is triggered, under Section 2.2(a) above.

(c)                                  If BN notified BMS in accordance with Section 2.2(a) that BN planned to submit a BLA in the United States using such PROSPECT Interim Data, BMS does not exercise the Option pursuant to Section 2.2(a), and BN does not subsequently submit a BLA in the United States for the Product based on such PROSPECT Interim Data prior to the PROSPECT Interim Data from the next subsequent analysis point as defined in the Protocol at the relevant time (or based on the PROSPECT Final Data if there is no next interim analysis point, as the case may be), then the Option Term shall be reinstated and BMS shall have the right to exercise the Option as described in Section 2.2(d) below, or, if another interim analysis point as defined in the Protocol occurs subsequently where the right to exercise is triggered, under Section 2.2(a) above.

(d)                                 If the Option Term has not terminated pursuant to Section 2.2(b) or has been reinstated pursuant to either Section 2.2(b) or Section 2.2(c), then BMS may exercise the Option at any time until [***] after all of the following have occurred: (i) BMS or its designated Affiliate has received clear feedback directly from the FDA, or by BN providing BMS with a copy of a written communication from the FDA, indicating that the overall survival results based on PROSPECT Final Data support BLA filing for the Product based on such PROSPECT Final Data, where such feedback is provided by FDA either in writing or following a meeting with FDA (with BN to give BMS reasonable advance notice of such meeting, which BMS or its designated Affiliate may attend; (ii) BN has provided BMS with all Topline

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Confidential Treatment Requested

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PROSPECT Final Data (and other reports and data required by Sections 5.1(g) and 5.1(h)) prior to the FDA meeting referred to in (i) above; (iii) BN has delivered to BMS the certificate set forth in Section 2.2(e) dated no earlier than the date on which the FDA has provided clear feedback pursuant to clause (i).

(e)                                  As set forth in Sections 2.2(a) and 2.2(d), BN shall provide BMS with a certificate signed by a senior officer of BN certifying that (i) the representations and warranties of BN under Article 13 are true and correct in all respects as of the date of such certificate, subject to any matter disclosed by BN in a disclosure schedule attached to such certificate, and (ii) BN and its Affiliates have performed and complied with each covenant to be performed by it under this Agreement during the Option Term.  BN shall promptly provide to BMS all information reasonably requested by BMS in order to allow BMS to make a detailed assessment of the impact of any matter disclosed in the disclosure schedule and the Parties shall discuss in good faith possible adjustments to this Agreement to account for such impact (without any obligation on either Party to agree to make any such adjustment), and the [***] period for BMS to exercise the Option shall not commence until the earlier of (A) any such discussions and/or the negotiation of any such adjustments having been completed and (B) [***] from the date on which the certificate was provided to BMS.

2.3                               Expiration of Option.  If BMS does not exercise the Option within the Option Term, then (a) the Option shall terminate and be of no further force or effect as of the expiration of the Option Term, and (b) this Agreement shall expire pursuant to Section 12.1.

2.4                               HSR.  If BMS reasonably determines in good faith prior to the expiration of the Option Term that the exercise of the Option is required to be filed with the FTC under the HSR Act, and/or any other clearance is needed from any other Governmental Authority in connection with the exercise of the Option, BMS shall provide written notice of exercise of the Option to BN prior to the end of the Option Term, and the Parties shall file the relevant documents with the FTC and/or any other Governmental Authority as required within [***] after BMS’s written notice of the exercise of the Option.  The Parties shall cooperate in good faith with respect to such filings with the objective of obtaining prompt HSR Clearance and/or all other such clearances.  Where BMS has made its filings within the aforementioned time limit, the Option Term shall automatically be extended until the earlier of (i) HSR Clearance (and/or all other such clearances) are granted; (ii) BMS withdraws its request for HSR Clearance (and/or all other such clearances); or [***] after the later to occur of (A) provision of written notice of the exercise of the Option by BMS to BN and (B) the date on which BN has made all of its filings under this Section 2.4.  Nothing in this Section 2.4 or otherwise in this Agreement shall require either Party to divest any assets, or to take action (beyond cooperation with the other Party) to respond to any “Second Request” from the FTC or similar request from any other Governmental Authority (unless BMS elects to respond to a Second Request or similar request from any other Governmental Authority in which case both Parties will do so), in connection with any clearance filing.  Each Party shall be responsible for all costs and expenses, including filing fees and attorneys’ fees, incurred by such Party in connection with the preparation and filing of submissions to the FTC under the HSR Act and in responding to any “Second Request” and/or other action by the FTC under the HSR Act, and/or in connection with any other such clearance needed from any other Governmental Authority;

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

provided, that BMS will bear all filing fees required by FTC for submission.  If HSR Filings and/or any other such clearance from any other Governmental Authority are required, each Party shall use Diligent Efforts to prepare and file its respective filings as promptly as is practicable, and BMS shall use commercially reasonable efforts to request early termination of all applicable waiting periods.  In the event that clearance has not been granted within [***] after the provision of written notice of the exercise of the Option by BMS to BN then BN or BMS may terminate this Agreement with no further liability to the other and the provisions of Section 12.6 shall apply.

2.5                               License Effective Date.

(a)                                 If the exercise by BMS of the Option does not require the making of HSR Filings under Section 2.4, the License shall become effective on the date that BMS provides the Option Exercise Notice.

(b)                                 If the exercise by BMS of the Option requires the making of HSR Filings under Section 2.4, the License shall become effective on the date of HSR Clearance.

(c)                                  If the exercise by BMS of the Option requires the making of any filings (other than HSR Filings) under Section 2.4, BMS shall not acquire any license hereunder with respect to the portion of the Territory under any reviewing Governmental Authority’s jurisdiction until the date on which: (i) all applicable waiting periods have expired or terminated and (ii) all applicable approvals and/or clearances from such Governmental Authority have been received.  For the avoidance of doubt the delay in BMS’s acquisition of its license rights hereunder pursuant to this Section 2.5(c) shall not delay the License Effective Date beyond that set out in Sections 2.5(a) and 2.5(b).

3.                                      GOVERNANCE

3.1                               Joint Committee.

(a)                                 Establishment and Membership of JC.  Within [***] after the Effective Date, the Parties will establish a joint committee responsible for overseeing the activities of the Parties in the Development of Products (the “Joint Committee” or “JC”).  Each Party will initially appoint two (2) representatives to the JC.  The JC may change its size from time to time by mutual consent of its members, provided that the JC will consist at all times of an equal number of representatives of each of BN and BMS.  The JC membership and procedures are further described in this Section 3.1.  Each Party may at any time appoint different JC representatives by written notice to the other Party.  Each of BN and BMS will designate representatives with appropriate expertise to serve as members of the JC.  Each of BN and BMS will select from their representatives a co-chairperson for the JC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party.  The co-chairpersons of the JC, with assistance and guidance from the Alliance Managers, will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, provided that the co-chairpersons will call a meeting of the JC promptly upon the reasonable written request of either co-chairperson to convene such a meeting.

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(b)                                 Role of JC.  The JC shall be limited to (i) overseeing the activities of the Parties in the Development of Products, including monitoring the progress of performance of the PROSPECT Trial by BN, reviewing changes to the Protocol, and coordinating and managing the interactions of the Parties prior to the Option being exercised by BMS, and (ii) reviewing information regarding BMS’s Commercialization and Development of Products, including the Commercialization and Development Plan.  The JC may establish subcommittees and working groups to perform work within the JC’s purview and that will report to the JC to further the objectives of the JC.

(c)                                  JC Meetings.  The JC will hold meetings at such times and places as the co-chairpersons may determine.  The JC will meet at least once every Calendar Quarter during which BN is conducting the PROSPECT Trial and semi-annually thereafter unless the Parties agree otherwise.  The meetings shall be quorate so long as at least one member from each Party can hear and be heard at the relevant meeting.  The meetings of the JC need not be in person and may be by telephone or any other method determined by the JC.  Each Party will bear its own costs associated with attending such meetings.

(d)                                 Discontinuation of JC.  The JC shall exist until the earlier of (i) [***], (ii) the date on which it is dissolved pursuant to Section 10.4, (iii) the date on which the Parties agree in writing that it should be dissolved.  All subcommittees and working groups established by the JC will dissolve when they have fulfilled their purpose.  BMS shall perform all functions of the JC following its dissolution.

(e)                                  Decision-Making and Limitations on Authority of the JC.  Decisions of the JC shall be by consensus (with each Party having one vote); provided that if the JC is unable to reach consensus on any matter, the matter shall be referred to the Executive Officers of the Parties for resolution.  In the event such Executive Officers cannot reach agreement on such matter within [***] after such referral, then, (i) prior to License Effective Date, except as otherwise set forth in this Agreement, BN’s Executive Officer shall have the final decision-making authority for all decisions relating to the Products in the Field in the Territory, and (ii) from and after the License Effective Date, BMS’s Executive Officer shall have the final decision-making authority for all decisions relating to future Development and/or Commercialization (including pricing and reimbursement of Products in the Field in the Territory) but excluding manufacturing matters pursuant to the Supply Agreement where BN’s Executive Officer shall have the final decision-making authority subject to the terms and conditions of the Supply Agreement.  The JC will have solely the roles and responsibilities assigned to it in this Article 3.  The JC will have no authority to amend, modify or waive compliance with this Agreement.  The JC (whether through consensus or a Party exercising its final decision-making authority) shall not have the authority to alter a Party’s rights or obligations, or to waive a Party’s compliance with its obligations, under this Agreement.

3.2                               Alliance Managers.  Each of the Parties will appoint one representative who possesses a general understanding of Development issues to act as its alliance manager (each, an “Alliance Manager”).  The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties.  The Alliance Managers will attend all meetings of the JC and support the co-chairpersons of the JC in the discharge of their responsibilities.  An Alliance Manager may bring any matter to the attention of the JC if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager.  Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JC.  Each Alliance Manager also will:

(a)                                 be the point of first referral in all matters of conflict resolution;

(b)                                 provide a single point of communication both internally within the Parties’ respective organizations and between the Parties, including during such time as the JC is no longer constituted provided that the JC may agree that other people be nominated for specific subject matter (such as the clinical or regulatory functions);

(c)                                  plan and coordinate any cooperative efforts under this Agreement, if any, and internal and external communications; and

(d)                                 take responsibility for ensuring that JC activities, such as the conduct of required JC meetings, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed.

4.                                      GRANT OF RIGHTS AND LICENSES

4.1                               Licenses to BMS.

(a)                                 The licenses granted by BN to BMS under this Section 4.1, and the other rights and licenses under this Article 4, shall only become effective upon the License Effective Date.

(b)                                 Subject to the terms and conditions of this Agreement and the applicable terms of the Existing Product Agreements, BN hereby grants to BMS an exclusive (even as to BN and its Affiliates) license, with the right to grant sublicenses as provided in Section 4.2, under BN’s and its Affiliates’ rights in BN Technology, to research, Develop, have Developed, use, sell, offer for sale, import, export and otherwise exploit (including the exclusive right to Commercialize and have Commercialized), and transfer physical possession of or title in, Products in the Field in the Territory; provided that such license shall not include rights to practice any claim of any of the BN Patents to the extent such claim is directed to the composition or formulation of any active ingredient other than PROSTVAC or methods of use of any active ingredient other than in combination with PROSTVAC.  For the avoidance of doubt, such license shall include rights under Patent claims Covering PROSTVAC in combination with one or more other active ingredients (whether such claims Cover compositions of matter, methods of use or methods of manufacturing said combinations) but such license shall not include the right to manufacture, use, sell or dispose of any such other active ingredients separately from such combination.  For clarity, if BN Controls only non-exclusive rights to any BN Technology, BMS shall have an exclusive license as to Products in the Field in the Territory under BN’s non-exclusive rights to such BN Technology.

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Confidential Treatment Requested

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(c)                                  Subject to the terms and conditions of this Agreement, BN hereby grants to BMS a non-exclusive license, with the right to grant sublicenses as provided in Section 4.2, under BN Diagnostic Technology to research, Develop, have Developed, manufacture, use, sell, offer for sale, import, export and otherwise exploit (including the right to Commercialize and have Commercialized) Companion Diagnostics in the Territory.  This license shall not be exercised for the Commercialization of Companion Diagnostics by BMS itself unless and until the Parties have agreed on the financial terms thereof in accordance with Section 10.5, but it shall be entitled to grant sublicenses to Third Parties for such Commercialization (in addition to the other rights pursuant to this Section 4.1(c)) subject to Section 4.2.

(d)                                 Subject to the terms and conditions of this Agreement and the applicable terms of the Existing Product Agreements, BN hereby grants to BMS a non-exclusive license, with the right to grant sublicenses (to its Affiliates and, subject to BN’s prior written consent, not to be unreasonably withheld or delayed, to any Third Party), under BN Technology to manufacture Products in the Field in the Territory in accordance with the Supply Agreement.

(e)                                  All the rights granted in this Agreement shall be subject to the rights of PHS and the NIH under the provisions of the PHS License Agreement and the NIH CRADA, respectively, and such rights of PHS and the NIH shall be binding upon BMS and each Sublicensee of rights arising under the PHS License Agreement and the NIH CRADA.

(f)                                   The obligations of BN to PHS and the NIH under the provisions of the PHS License Agreement, and, if applicable, under any license granted in accordance with the NIH CRADA, that are set forth on Exhibit C shall, to the extent applicable, be binding upon BMS and each Sublicensee of rights arising under the PHS License Agreement and any license granted in accordance with the NIH CRADA as if BMS or such Sublicensee were a party to the PHS License Agreement and the applicable license granted in accordance with the NIH CRADA, in each case as such obligations may be modified by amendments to such agreements as to which BMS provided its written consent and in each case subject to BN performing all such obligations to PHS and NIH that are applicable to BN (for example, and without limitation, such obligations relating to supply).  BMS agrees to cause copies of such provisions to be attached to all agreements entered into by BMS that grant a sublicense of any rights arising under the PHS License Agreement and, if applicable, any license granted in accordance with the NIH CRADA.  Following the execution of any license granted in accordance with the NIH CRADA, the Parties shall amend Exhibit C to reflect the provisions of such license that BN is obligated to attach hereto to the extent such provisions differ from those set forth on Exhibit C as of the Effective Date.

4.2                               Sublicensing by BMS.  BMS shall have the right to sublicense any or all of the rights granted hereunder [***].  BMS shall provide BN with a copy of a near final draft of any agreement requiring BN’s consent at least [***] prior to its execution and, without prejudice to BMS’s obligation to obtain BN’s consent to such license, shall give good faith consideration to all of BN’s reasonable comments.  Subject to the foregoing, any sublicense entered into by BMS that requires BN’s consent shall not differ in any material respect from the draft provided to BN.  In connection with any such sublicensing, BMS may disclose and provide to such permitted

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Sublicensees any applicable BN Know-How and BN Materials in connection therewith.  BMS shall ensure that each of its Sublicensees is bound by a written agreement that is consistent with, and subject to the terms and conditions of, this Agreement (including Section 4.1(e)).  In addition, BMS shall be responsible for the performance of any of its Sublicensees that are exercising rights under a sublicense of the rights granted by BN to BMS under this Agreement, and the grant of any such sublicense shall not relieve BMS of its obligations under this Agreement, except to the extent they are satisfactorily performed by any such Sublicensee(s).  Promptly following the execution of each sublicense with a Third Party as provided in this Section 4.2, BMS shall provide BN with a copy of such sublicense agreement; provided that any financial or commercial terms may be redacted unless they are required to be provided by this Agreement or Section 4.1(f), and BMS shall not be obligated to provide BN with notice or copies of sublicenses executed by BMS with its Affiliates.

4.3                               Transfer of Materials.  BN shall only be required to transfer to BMS the BN Materials identified in Exhibit D.  Such transfer shall be at BMS’s reasonable request, such request to be made prior to the first anniversary of the License Effective Date.  To the extent that BN transfers to BMS any BN Materials, such materials shall be used solely for the purposes of this Agreement and for no other purpose whatsoever.  BMS shall keep such materials secure and shall not provide the same to any Third Party other than as required for the purpose of carrying out its obligations under this Agreement.  In particular BMS shall not incorporate any part of the BN Materials in any other materials or products.  BMS shall, at BN’s option, return, or destroy such BN Materials on termination or expiry of this Agreement.  BMS acknowledges that, except for any Products supplied and paid for under the Supply Agreement, all BN Materials provided under this Agreement are, unless otherwise agreed in writing, provided as is and are experimental in nature and are provided without any warranty of merchantability, fitness for any purpose or any other warranty.

4.4                               No Other Rights.  Except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by a Party to the other Party.  All rights with respect to Information, Patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

4.5                               Public Domain Information.  Nothing in this Agreement shall prevent BMS and its Affiliates from using for any purpose any Know-How or other Information that is in the public domain.

4.6                               Technology and Data Transfer; Transition.  Promptly following BMS’s request on or after the License Effective Date:

(a)                                 BN shall perform the activities and provide to BMS the BN Technology set forth on Exhibit D attached hereto as soon as practicable and in any event within [***] after the License Effective Date.

(b)                                 BN shall transfer to BMS the safety database for the Products, in the form in which it is held by BN, as soon as practicable and in any event within [***] after the License Effective Date.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(c)                                  BN shall perform the activities with respect to transitioning responsibility for Product Development and regulatory matters set forth on Exhibit E attached hereto within the time limits set out in Exhibit E.

(d)                                 BN shall provide FTEs up to [***] hours over a period of [***] commencing on the License Effective Date to perform its obligations pursuant to this Section 4.6.  BMS shall pay (at the FTE Rate) for any FTEs provided by BN that exceed [***] hours over a period of up to [***] commencing on the License Effective Date; provided, however, that BN shall not be obligated to provide more than [***] hours of FTEs over the [***] period and, if BN decides not to provide same, the Parties shall meet and confer for the purpose of determining an appropriate solution regarding the number of hours and which FTEs are to be provided.  Following the provision of such efforts, any further technology transfer shall be provided by prior agreement with BN, which shall not be unreasonably withheld, as to the amount of work, the timing and the effort to be applied and at BMS’s cost, subject to BMS meeting BN’s internal costs (at the FTE Rate) and out-of-pocket costs for doing so pursuant to a mutually agreed plan and budget.

5.                                      DEVELOPMENT; REGULATORY MATTERS

5.1                               Development of Product Before Option Exercise.  Prior to the License Effective Date, except as otherwise set forth in this Section 5.1, and subject to JC oversight, BN shall have sole responsibility, including sole responsibility for all funding, resourcing and decision-making, for Development of the Products, including the conduct of the PROSPECT Trial and the preparation, content and submission of all Regulatory Materials.  Where BN is required to inform BMS of, or discuss (including seek the advice or recommendations of) with BMS a matter under this Section 5, providing that information to the JC or having such discussion within the JC shall be deemed to be compliance with that obligation.  Notwithstanding the foregoing, prior to the License Effective Date, BN shall inform BMS of any additional activity proposed to be conducted under the NIH CRADA that is specifically related to PROSTVAC in sufficient time to allow BMS a reasonable opportunity to comment thereon, and, unless BMS otherwise agrees in writing, BN shall be solely responsible for, and bear all costs of, all activities conducted under the NIH CRADA, whether conducted before or after the License Effective Date.

(a)                                 BN (i) shall conduct, and use Diligent Efforts to complete, and be solely responsible for the PROSPECT Trial and (ii) shall conduct, and shall ensure that its Affiliates and/or Third Party independent contractors shall conduct, the PROSPECT Trial in good scientific manner and in compliance with all applicable good clinical practices, cGMP and all other Applicable Laws, and, without limiting the generality of the foregoing, in accordance with the Protocol and all other terms and conditions of this Agreement.  BN shall conduct the PROSPECT Trial, and allocate and ensure there are sufficient resources, as needed, and use Diligent Efforts to complete the PROSPECT Trial and submit a meeting request with the FDA [***].  BN agrees that it will not change the CRO responsible for the PROSPECT Trial without prior consultation with JC subject to the provisions of Section 3.1(e).  BN shall keep the JC informed of any major changes to the CRO Agreement through the JC meetings, and shall not change the CRO Agreement in any manner that may materially and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

adversely affect the timing and/or conduct of the PROSPECT Trial without BMS’s prior written approval, with such approval not to be unreasonably withheld or delayed.

(b)                                 BN shall be responsible for all costs and expenses incurred by BN or on BN’s behalf in the performance of the PROSPECT Trial and all other activities undertaken by or on behalf of BN in connection with the Development of Products prior to the License Effective Date with the exception of any clinical studies to be carried out under the Clinical Collaboration Agreement entered into by the Parties on the Effective Date.  For the avoidance of doubt, BN shall not be responsible for any of BMS’s costs incurred in relation to any time prior to or after the License Effective Date, except as provided under this Agreement or any other agreement to which the Parties are parties.

(c)                                  No later than [***] before BN’s blinded estimate of the potential occurrence of the first interim analysis for the PROSPECT Trial, BN shall submit to the FDA an amendment to the statistical analysis plan for the PROSPECT Trial so that, subject to the FDA’s affirmation in writing that the Special Protocol Assessment (as so revised or as reissued with the amendment included) remains in effect and is not compromised by the change, interim analyses will be performed only on the PROSTVAC-only arm plus placebo arm (not the PROSTVAC plus GM-CSF arm), which amendment shall be subject to BMS’s prior written approval, not to be unreasonably withheld or delayed.  For clarity, analysis of the PROSTVAC plus GM-CSF arm data will occur after completion (after approximately [***]% of the required number of events specified in the Protocol and statistical analysis plan) of the PROSPECT Trial, or, in the case of early termination of the PROSPECT Trial, after such early termination.  BN shall promptly notify BMS of any change to its blinded estimate of the potential occurrence of the first interim analysis for the PROSPECT Trial.

(d)                                 Except as set forth in Section 5.1(c), BN shall not make any substantive change to (i) the Protocol for the PROSPECT Trial, and/or (ii) the target number of patients to be enrolled in the PROSPECT Trial without the prior written approval of BMS, with such approval not to be unreasonably withheld or delayed and, if BMS does not respond in any manner to BN’s written request (provided in accordance with Section 16.5) containing the details (including, as applicable, the text) of the proposed change within [***] after receipt, BMS shall be deemed to have approved such change.  Any dispute in relation to the conduct and implementation of the PROSPECT Trial shall be subject to Section 5.1(f).

(e)                                  BN shall, at its own expense, have and maintain such offices, laboratories, manufacturing and other facilities and all other assets and resources as may be necessary to perform and fully support the PROSPECT Trial and ensure that such facilities, and, as applicable, such other assets and resources, meet all requirements under Applicable Laws.  Without limiting the generality of the foregoing, BN hereby acknowledges and agrees that BN shall be solely responsible and liable for all manufacturing activities, including supply of all clinical supplies required to conduct and fully support the PROSPECT Trial, including the manufacture of the Product and the handling, packaging, storage and shipment thereof for the purposes of the PROSPECT Trial (collectively, “PROSPECT Clinical Supplies”).

(f)                                   BN shall have final decision-making authority regarding its conduct and implementation of the PROSPECT Trial in accordance with, and subject to, the Protocol and all

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

other terms and conditions of this Agreement, but shall duly consider, without being bound by, the recommendations and advice of BMS in connection therewith.

(g)                                 Reasonable high level information regarding the conduct of the PROSPECT Trial shall be promptly disclosed to the JC.  Within [***] following the end of each Calendar Quarter, BN shall provide to the JC a written report summarizing at high level detail the work performed by it under the PROSPECT Trial and any other Development and/or manufacturing activities achieved by BN with respect to the Product during the preceding Calendar Quarter.  If reasonably requested by BMS, BN shall, subject to Section 5.1(k), make presentations to the JC of the work done in the performance of the PROSPECT Trial (including blinded event data, regulatory interactions and activities, audit plans, summaries of site audit reports, summaries of health authority site inspection reports, and summaries of manufacturing/supply chain activities).  BMS shall have the right to visit and conduct audits of the Manufacturing Facilities for the Product on reasonable advanced notice (not being less than [***]) at reasonable times during business hours.  As may be reasonably requested by BMS on no more than [***] occasions between each meeting of the JC, each request to be received at least [***] prior to the FDA meeting referred to in Section 2.2(d)(ii), BN shall promptly provide BMS, directly or through the JC, with additional detail regarding the conduct of the PROSPECT Trial (including summaries of work performed by the CRO or any other Person on behalf of BN) and manufacturing of the Product, subject to Section 5.1(k).  Any reports required under this Section 5.1(g) may take the form of and be recorded in minutes of the JC’s meetings, which shall contain copies of any slides relating to the results presented to the JC at its meetings for which such minutes are prepared.  All Information generated in connection with the PROSPECT Trial solely by or on behalf of BN shall be owned by BN and treated as Confidential Information of BN; except that during the Term following the License Effective Date, notwithstanding that it is owned by and confidential to BN, such Information shall also be kept confidential by BN subject to the same rights (including the right to publish) and obligations that BN has under Article 11 in respect of Confidential Information of BMS.

(h)                                 Without limiting the generality of Section 5.1(g), BN shall promptly notify BMS (and in any event not later than [***] thereafter) of any recommendation from the data monitoring committee that the PROSPECT Trial be opened to the sponsor and, within one hundred and [***] after the unblinding of the PROSPECT Interim Data or PROSPECT Final Data, BN shall provide BMS with the Topline results of the PROSPECT Trial.  Upon BMS’s reasonable request, BN shall, subject to Section 5.1(k), perform up to [***] within a reasonable time limit, being not less than [***] after each such request.  Any such request must be made within [***] after the receipt by BMS of the Topline analyses from the statistical analysis plan of the PROSPECT Trial referred to above.

(i)                                    Promptly following BMS’s preparation of such plans in accordance with its normal business practices, but in no event earlier than [***] before BMS’s expected First Commercial Sale of a Product in the Territory, BMS shall, subject to Section 10.4, provide to the JC the Commercialization and Development Plan for the Product which is subject of the PROSPECT Study.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(j)                                    The Parties agree that the PROSTVAC Mark will not be used as the proprietary name to commercialize the Product.  Notwithstanding BN’s sole responsibilities set out in Section 5.1 above, as of the Effective Date, BMS shall have the right to conduct activities, at BMS’s expense, relating to the identification, selection and registration of new suitable Product Marks for the Product, and, as between the Parties, BMS shall own all rights to and goodwill in any new Product Marks so selected by BMS.  BMS will give consideration to any reasonable comments BN may provide with respect to BMS’s activities and the Parties will seek to avoid duplicative activities.  BN will provide promptly to BMS after the Effective Date any search opinions/agency assessment in its possession relating to potential Product Marks for PROSTVAC, and BMS will be free to use and pursue registration for any such names.  If BMS does not exercise the Option and BN wishes to obtain ownership of a given Product Mark, then, to the extent that BMS has any ownership right to such Product Mark, BMS shall assign the same to BN following BN’s reimbursement of all out-of-pocket costs incurred by BMS and its Affiliates in connection with identifying, selecting and registering such Product Mark.

(k)                                 BN’s obligation to comply with BMS’s reasonable requests for information as set forth in Sections 5.1(g) and 5.1(h) (but not to provide any information otherwise required by such Sections) shall be subject to the JC’s agreement as to the scientific soundness of such requests and BMS’s prior written agreement to reimburse BN for BN’s internal costs (at the FTE Rate) and external costs incurred in complying with such requests pursuant to a mutually agreed budget.

5.2                               Development of Product Following Option Exercise.

(a)                                 From and after the License Effective Date, subject to BN’s continuing obligations under the NIH CRADA as of the License Effective Date, BMS (by itself or through its Affiliates) shall have sole responsibility, including sole responsibility for all funding (subject to Section 5.2(b)), resourcing and decision-making, for all further research and Development with respect to the Products, subject to JC oversight; provided that BN shall continue to complete the conduct and statistical analysis of the PROSPECT Trial, and contribute to the Regulatory Materials for the submission of a BLA, subject to Section 5.3, and BN shall, unless expressly assumed by BMS in writing, perform all close-down/close-out activities with respect to the PROSPECT Trial.  BMS shall Develop the Products in compliance with all Applicable Laws.  BMS (by itself or through its Affiliates, Sublicensees, contractors or agents, as applicable) shall use Diligent Efforts to Develop (including at a minimum, for PROSTVAC, to meet the diligence benchmarks in Appendix E of the PHS License Agreement as modified by the latest amendment to that agreement as to which BMS provided its written consent) a Product for the purpose of obtaining a Regulatory Approval in each Major Market.

(b)                                 BMS shall use Diligent Efforts to Develop and obtain Regulatory Approval for a Product for each of the Major Markets.  In particular, and subject to BN’s compliance with its obligations hereunder, BMS shall use Diligent Efforts to file for Regulatory Approval for the PROSTVAC Product in at least the U.S. and the European Union within [***] after the License Effective Date and thereafter to obtain such Regulatory Approvals.

(c)                                  BN shall remain responsible for all expenses related to the conduct of the PROSPECT Trial.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(d)                                 Following the dissolution of the JC, for each Calendar Year following the License Effective Date and continuing until such time as Regulatory Approval of all Products under Development has been obtained in the Major Markets, BMS shall provide to BN at least annually (and more often as BN may reasonably request) within [***] after the end of such Calendar Year a written report of the status of its efforts to Develop Products hereunder.  BMS will provide such Development report to BN’s Alliance Manager.

5.3                               Regulatory Matters for Product.

(a)                                 From and after the License Effective Date, BMS (by itself or through its Affiliates) shall have primary responsibility for preparing and submitting all Regulatory Materials for Products in the Field in the Territory, including preparing, submitting and holding all applications for Regulatory Approval for Products. In accordance with Exhibit E, BN shall prepare portions of the dossier to support U.S. and EU applications for Regulatory Approval as a Common Technical Document (CTD) including: financial disclosures, FDA correspondence, and other appropriate sections of Module 1 that pertain to BN; quality and nonclinical overviews/summaries for Module 2; all documentation and reports for Modules 3 and 4; and final study reports and/or publications that are held by and reasonably available to BN for all completed studies in Module 5 other than the PROSPECT Trial. BN will prepare, write and finalize a Clinical Study Report for the completed PROSPECT Trial, with review and input by BMS.  Subject to agreement between the Parties as to which Party shall be responsible for filing the BLA pursuant to Section 5.3(b), BMS working with BN may prepare, write and finalize Clinical Summary documents to complete the regulatory dossier for Modules 2 and 5.  BMS will provide administrative documents, product labeling and REMs information to complete Module 1.  BN shall cooperate fully with BMS in finalizing the dossiers for submissions to Regulatory Authorities.  If BMS exercises the Option, BMS shall reimburse BN’s out-of-pocket and internal costs (at the FTE Rate) incurred in undertaking the activities set out in this Section 5.3(a) whether undertaken before or after the License Effective Date pursuant to a mutually agreed budget on a quarterly basis within [***] after receipt of an invoice from BN.

(b)                                 After the Effective Date the Parties, through the JC (with BMS having final decision-making authority), shall discuss whether there are advantages to BN filing the BLA notwithstanding that BMS has exercised the Option.  If the Parties agree that BN will file the BLA then the Parties shall agree detailed provisions that will govern this activity including: (i) the responsibilities of each Party for the compiling of various sections of the BLA, taking into account BN’s responsibilities set out in Section 5.2(a); (ii) without prejudice to BMS’s obligations to pay BN’s costs pursuant to Section 5.2(a), [***]; (iii) the content of the BLA shall be agreed by the JC; (iv) all correspondence from the FDA shall be copied to BMS; (v) no response shall be sent to the FDA without BMS’s prior review and approval; and (vi) BN shall otherwise comply with BMS’s directions other than any such direction that is not supported by sound scientific principles.  On the grant of the BLA, BN shall assign the same to BMS for no additional consideration other than reimbursement of its costs as provided for herein.

(c)                                  Within [***] after the License Effective Date, BN shall transfer and assign to BMS (or one or more Affiliates designated by BMS) all of BN’s right, title and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

interest to any Regulatory Materials identified in Exhibit E, including IND(s), for Products in the Field that have been submitted as of the License Effective Date, in accordance with Exhibit E.  BN shall notify the applicable Regulatory Authorities in writing that it is transferring such Regulatory Materials to BMS.  BN shall cooperate fully with BMS and provide to BMS all Information Controlled by BN, in each case as may be reasonably requested by BMS, in order to support any Regulatory Materials for Products in the Field in the Territory and interactions with any Regulatory Authority in connection with Development and/or Regulatory Approval of Products.  From and after the License Effective Date, BMS will own all Regulatory Materials created by BMS for Products in the Territory and all such Regulatory Materials shall be submitted in the name of BMS (or its Affiliate or Sublicensee, as applicable).  Notwithstanding the foregoing, the Information contained in such Regulatory Materials shall be owned in accordance with Section 9.1 provided always that where BN owns such data and it has relevance to products or processes other than PROSTVAC, BN shall not be restricted in its use of such Information for products and processes other than Products.  Except as otherwise provided under the Supply Agreement, BMS (by itself or through its Affiliates) shall, subject to compliance with the Existing Product Agreements and the provisions of Section 5.2(b), have sole decision-making authority with respect to regulatory matters with respect to Products (including the content of any regulatory filing or dossier, pharmacovigilance reporting, labeling, safety, and the decision to file or withdraw any BLA, MAA, JNDA or to commence, cease or suspend any Clinical Trial).  For clarity, the CRO Agreement will not be assigned to BMS and BN will remain responsible for all obligations, including making payments, thereunder.

5.4                               Adverse Event Reporting.  From and after the date that safety data has been transferred to BMS pursuant to Section 4.6(b), BMS shall be responsible for the reporting to the appropriate Regulatory Authorities of all Adverse Events and any other information concerning the safety of Products, in each case, in accordance with Applicable Law of the relevant countries.  Unless the Parties otherwise agree, the Parties will enter into a mutually agreed pharmacovigilance agreement with respect to the Products within [***] after the License Effective Date.

6.                                      MANUFACTURING

6.1                               Manufacturing.  The Parties shall enter into the Supply Agreement on the License Effective Date.  Subject to the provisions of the Supply Agreement, BN shall have responsibility for the manufacture of Products for the Territory.

6.2                               PROSPECT Clinical Supplies.  BN shall ensure that all PROSPECT Clinical Supplies are manufactured in accordance with cGMP, applicable regulatory requirements and all other Applicable Laws and the established specifications therefor and the quality standards agreed to by the Parties, including all Applicable Laws (a) where any PROSPECT Clinical Supplies are being used, and (b) in the applicable country of manufacture with respect to environment, health, safety and hazardous transportation (EHS).  Without limiting the generality of BN’s obligations hereunder, BN shall keep BMS regularly updated, through the JC (and as may be reasonably requested by BMS), with respect to all such manufacturing activities that relate to the PROSPECT Trial or with regard to the manufacture of the PROSPECT Clinical Supplies.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

6.3                               [***] Manufacturing.  BMS acknowledges that BN has contracted with [***] in respect of the manufacture of the PROSTVAC Product for the PROSPECT Trial and agrees that in the event that BMS, itself or through any sublicensee, decides at any time within a period of [***] subsequent to the date of completion of the Product deliverables under BN’s manufacturing contract with [***] to have any Product manufactured in commercial quantities by any party other than BN, BMS shall commence good faith negotiations with [***] for said manufacture to be undertaken [***] percent ([***]%) exclusively by [***] pursuant to the terms and conditions of a manufacturing agreement to be mutually agreed and entered into by said parties for such purpose.  BMS agrees to insert in any sublicense agreement a provision binding each sublicensee, and its sublicensees, to the obligations above set forth.  At the time that BMS makes the aforesaid decision, BMS shall request from BN, and BN shall promptly provide to BMS, the date of said completion of the Product deliverables under BN’s manufacturing contract with [***] in order that BMS may calculate the aforesaid [***] time period.  For avoidance of doubt, nothing in this Agreement shall be construed as imposing any legal obligation of any kind whatsoever to enter into such manufacturing agreement in the event that BMS and [***], acting in good faith, are not able to agree upon the terms and conditions of a manufacturing agreement as contemplated in this Section 6.3.  No agreement providing for any such possible collaboration and/or transaction shall be deemed to exist between the Parties or BMS and [***] unless and until a definitive manufacturing agreement has been executed and delivered.

6.4                               Manufacturing Inspection.  At any time prior to BMS’s exercise of the Option, BMS shall have the right, but not the obligation, at BMS’s reasonable cost and expense, to conduct due diligence with respect to BN’s and its Affiliates’ manufacturing and supply capability of clinical and/or commercial quantities of the Product if and as may be requested by BMS.  Without limiting the generality of the foregoing, BMS shall have the right to inspect and audit, itself and/or with or through any of its Affiliates, independent contractors and/or representatives reasonably acceptable to BN and subject to confidentiality obligations in a form reasonably acceptable to both Parties, all facilities used or proposed to be used by BN and/or its Affiliates for any Product manufacturing or related activities (each, a “Manufacturing Facility”) (including with respect to technical, quality, environmental, health and safety (EHS), compliance and capacity) and the right to observe generally BN’s and its Affiliates’ ordinary manufacturing processes (including any manufacturing activities conducted in connection with the PROSPECT Trial).  BN shall assist and cooperate with BMS in connection with such diligence process as may be requested by BMS, and BN shall provide access to the Manufacturing Facilities to BMS and its Affiliates, independent contractors and representatives during normal business hours and upon reasonable notice, and BN shall ensure that its Affiliates and any Third Party contractors shall, make available to BMS (and its designees), its employees and independent contractors, and all permits, licenses, inspection reports, records and all other Information related to such Manufacturing Facilities and/or, more generally, to the manufacture of any Product.

7.                                      COMMERCIALIZATION

7.1                               Commercialization of Products.  From and after the License Effective Date, BMS (by itself or through its Affiliates, Sublicensees, contractors or agents, as applicable) shall

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

use Diligent Efforts to have a First Commercial Sale of a Product in each Major Market within [***] after BMS receives both Regulatory Approval and pricing and reimbursement approvals acceptable to BMS necessary for the sale of the Product in such Major Market, and thereafter Commercialize such Product in such Major Market.  Without prejudice to the foregoing, (i) BMS shall use its Diligent Efforts to Commercialize the Product in accordance with the portion of the then-current Commercialization and Development Plan covering the then-current Calendar Year and (ii) BMS (by itself or through its Affiliates) shall have sole right, including sole responsibility for all funding, resourcing and decision-making, for all Commercialization activities with respect to the Products.  BMS shall perform such Commercialization activities in compliance with all Applicable Laws.

7.2                               Commercialization and Development Plan.  Subject to Section 10.4, the Commercialization and Development Plan shall be updated by BMS and presented to the JC at least once per Calendar Year no later than 30 November in each year.  At each JC meeting BMS shall present its progress against the Commercialization and Development Plan.  Subject to Section 10.4, BMS shall be required to provide an updated Commercialization and Development Plan directly to BN following dissolution of the JC.

7.3                               Commercialization Report.  Following dissolution of the JC, subject to Section 10.4, BMS shall provide to BN annually in November of each Calendar Year following Regulatory Approval for a Product in a Major Market a written report that summarizes the Commercialization activities performed by BMS, and its Affiliates and Sublicensees, with respect to Products in the Major Markets since the prior such report.

8.                                      PAYMENTS

8.1                               Option Grant and Option Exercise Payments.

(a)                                 Upfront Option Grant Payment.  In consideration of the grant by BN to BMS of the Option and of the performance by BN of its obligations during the Option Term, BMS shall pay to BN a one-time option grant payment of sixty million Dollars ($60,000,000) within [***] after the Effective Date.

(b)                                 Option Exercise and License Payment.  If BMS elects to exercise the Option and the License becomes effective pursuant to Section 2.5, BMS shall pay to BN a one-time Option exercise and license fee payment of eighty million Dollars ($80,000,000) (the “Option Exercise and License Fee”) within [***] after the License Effective Date.

8.2                               Phase 3 Completion Milestone Payments.  If BMS elects to exercise the Option and the License becomes effective pursuant to Section 2.5, then BMS shall pay to BN the following amounts, each of which shall be payable only once, following the earlier of BMS’s or its designated Affiliate’s [***] that the [***] or BMS’s or its designated Affiliate’s [***] that the [***] (the earlier of such receipts, the [***]).  For the avoidance of doubt, in the event that there is a dispute as to whether the [***] has

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

been achieved and such dispute is not resolved prior to such date, the [***] which includes [***], and the payment under clause (b) below shall become payable in accordance with the terms thereof:

(a)                                 a fixed [***] payment of [***] Dollars ($[***]) within [***] after the later of the [***] or the achievement of the [***]; plus

(b)                                 a variable [***] equal to [***], within [***] after the later of the [***] as specified in the [***]; provided that, if the Parties disagree as to the amount payable, BMS shall pay the undisputed amount pending resolution of such dispute:

(i)                                    for each additional [***] pursuant to such [***] Dollars ($[***]).  Where such [***] Dollars ($[***]) shall be [***] assuming for such purpose that [***]; or

(ii)                                for each additional [***] pursuant to such [***] Dollars ($[***]).  Where such [***] Dollars ($[***]) shall be [***], assuming for such purpose that a [***].

For the avoidance of doubt and by way of example, [***] between the [***] is determined based on the analyses [***] as specified in [***], then the [***] Dollars ($[***]) and, if [***] such amount would be paid by [***] after the later of the [***] as specified in [***], and such payment would be in addition to the [***] Dollars ($[***]) paid by [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

8.3                               Regulatory Milestone Payments.  BMS shall pay to BN the following one-time non-refundable milestone payments set forth in Table 1 within [***] after the first achievement of the specified milestone event for the first indication by BMS, its Affiliates or its Sublicensees for the first Product to achieve such milestone event.  In no event shall milestone payments to be made pursuant to this Section 8.3 exceed $110 million in the aggregate.  For clarity, such milestone payments shall not be paid on any other Products that might achieve the same milestone event.  BMS shall provide written notice to BN within [***] after the first achievement of the specified milestone event by BMS or its Affiliates and within [***] after the first achievement of the specified milestone event by its Sublicensees.

Table 1

Milestone Event for Product	Milestone Payment
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
Total		$110,000,000

8.4                               Sales Milestone Payment.  The following one-time non-refundable sales milestone payments shall be payable by BMS to BN when [***] set forth below.

Milestone Event	Milestone Payment
[***] first exceed $[***]	$	[***]
[***] first exceed $[***]	$	[***]
[***] first exceed $[***]	$	[***]
[***] first exceed $[***]	$	[***]
Total		$495,000,000

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

BMS shall pay to BN the above one-time sales milestone payments within [***] after the end of [***] during which the specified milestone event if first achieved by BMS, its Affiliates or its Sublicensees, but in any event shall not exceed $495 million in the aggregate.  For clarity, [***] of a [***] (as determined in the definition of [***]) shall be taken into account for purposes of [***] with respect to the above milestone events and the [***] in [***] below.

8.5                               Total Compensation Payments to BN.

(a)                                 Generally.  Subject to the other provisions of this Article 8 and other provisions of this Agreement, in consideration of the licenses granted by BN to BMS hereunder to the BN Technology and in consideration of the supply of finished Product by BN (or its applicable Affiliate) to BMS (or Related Parties), BMS shall pay to BN (or its Affiliates) total compensation (“Total Compensation”), with respect to such Product (including Product purchase price and a portion of Net Sales) equal to the [***] paid or payable to [***] during the [***] for a [***] for a [***], the applicable [***] of [***] in a [***] by [***] in the [***] as follows [***] subject to any [***] set forth in [***]

Portion of total annual Net Sales in a Calendar Year for all Products sold during the applicable [***]:	Percentage of Net Sales Rate
less than or equal to $[***]	[***]	%
greater than $[***] and less than or equal to $[***]	[***]	%
greater than $[***] and less than or equal to $[***]	[***]	%
greater than $[***]	[***]	%

By way of example, if the total [***] of [***] in the [***] in a particular [***] during the applicable [***], the amount of [***] payable hereunder (prior to any applicable offsets or reductions) [***], as follows:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

A:                                   (([***]% x $[***]) + ([***] x $[***]) + ([***]% x $[***]) + ([***]% x $[***]) = $[***])

+

B:                                   The [***] of [***] or [***] in such [***].

(b)                                 Third Party Payments.

(i)                                    [***] shall bear all [***] with respect to a [***] as of the Effective Date.

(ii)                                Subject to Section 8.5(b)(i), if BMS reasonably determines that it is advisable to obtain a license from any Third Party under any Third Party Patent that Covers the relevant Product as such Product is formulated by BN at such time (or as formulated by BN prior to any assumption of formulation responsibility by BMS or a Third Party pursuant to the Supply Agreement), and BMS or BN obtains a license under such Third Party Patent, including for the import, manufacture, use and/or sale thereof, then BMS’s Net Sales Compensation obligations to BN under this Agreement shall be reduced by [***] percent ([***]%) of the amount of the payments made by BMS to such Third Party (or to [***] on account of such license, provided that: (x) the Total Compensation payable to BN during the Initial TC Term shall not be reduced pursuant to this Section 8.5(b)(ii) below (i) [***] percent ([***]%) of Net Sales plus (ii) the Manufacturing Cost-Based Component of Supply Price paid or payable to BN for same; provided further that BMS may carry forward to subsequent payment periods any reduction it would have been entitled to take under this Section 8.5(b)(ii) but for the floor in the preceding proviso; and (y) BMS shall not be entitled to make any deduction under this Section 8.5(b)(ii) in respect of any Product in any country after the expiry of the Initial TC Term for that Product in that country.

(iii)                            For the avoidance of doubt this Section 8.5(b) shall not apply to any Third Party Patent that Covers an active ingredient in a Combination Product that is not PROSTVAC.

(c)                                  Biosimilar Competition.  During the portion of the applicable Initial TC Term in a particular country where one or more Biosimilar Products with respect to a Product are sold in that country, BMS’s Net Sales Compensation obligations with respect to such Product in such country shall be reduced by reducing the percentages set forth in the table in Section 8.5(a) above by [***] percent ([***]%), in respect of any Calendar Quarter in which the sales of such Biosimilar Product(s), by unit equivalent volume in such country, exceed a [***] percent ([***]%) share of the market in that country; provided that the Total Compensation payable to BN during the Initial TC Term shall not be reduced pursuant to this Section 8.5(c) below the sum of (A) [***] percent ([***]%) of Net Sales, plus (B) the [***].  For purposes of this Section 8.5(c), “market” refers to the aggregate of the sales of the Biosimilar Product(s) and the applicable Product in a country.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(d)                                 TC Term.  BMS’s obligation to pay Net Sales Compensation on Net Sales at the rates set out in Section 8.5(a) on a Product-by-Product and country-by-country basis shall continue until the latest of: (i) the 12th anniversary of the First Commercial Sale of such Product in such country, (ii) the expiration in such country of the last Valid Claim of the last-to-expire Product Specific Patent that would be infringed by the sale of such Product in such country absent a license with respect to such Product Specific Patent and (iii) the expiration of applicable regulatory exclusivity as to such Product in such country (the “Initial TC Term”), provided however, that following the Initial TC Term for a given country, BMS shall continue to pay BN Total Compensation equal to [***] of [***] percent ([***]%) of Net Sales for Products that BN supplies to BMS (or a Related Party) pursuant to the Supply Agreement, plus (y) the [***].  “TC Term” means the Initial TC Term plus any applicable extension as described in the preceding sentence.  Upon the expiration of the TC Term with respect to a Product in a given country, BMS shall have a fully paid-up perpetual license under Section 4.1 for the making, using, selling, offering for sale and importing of such Product in such country.

(e)                                  Application of Offset.  Any offsets to be applied pursuant to Sections 8.5(b)(ii) and/or 8.5(c) shall be applied first to the highest tier of Net Sales Compensation being paid, and thereafter to successively lower tiers as needed to implement same.  Under no circumstances shall the Net Sales Compensation payable to BN pursuant to this Section 8.5 be reduced below [***] percent ([***]%) during the Initial TC Term; provided that BMS may carry forward to subsequent payment periods any reduction it would have been entitled to take under but for such floor.

8.6                               Total Compensation Payments and Reports.  All amounts payable to BN pursuant to Section 8.5 shall be paid within [***] after the end of the [***] in which the applicable Net Sales were recorded.  BMS will deduct from payment of Total Compensation under this Section 8.6 any amounts paid or payable by BMS or any Related Party to BN for commercial supply of Product under the Supply Agreement with respect to such supply of Product.  Each quarterly payment shall be accompanied by a Total Compensation report providing a statement, on a Product-by-Product and country-by-country basis, of: (a) the amount of Net Sales of Products in the Territory during the applicable Calendar Quarter, (b) a calculation of the amount of Total Compensation in Dollars for the Product included in Net Sales for such Calendar Quarter ([***]), (c) the amount of withholding taxes, if any, required by Applicable Law to be deducted with respect to such Total Compensation, and (d) the amount of Net Sales Compensation, if any, payable hereunder.

8.7                               Payment Method.  All payments due under this Agreement to BN shall be made by bank wire transfer in immediately available funds to an account designated by BN.  All payments hereunder shall be made in Dollars.

8.8                               Taxes.  All sums payable by BMS hereunder are exclusive of any sales and value added taxes, which where applicable shall be payable by BMS in addition to the amounts specified.  If laws or regulations require that taxes be withheld with respect to any Total Compensation payments by BMS to BN under this Agreement, BMS will: (x) deduct those taxes from the remittable payment, (y) pay the taxes to the proper taxing authority, and (z) send

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

evidence of the obligation together with proof of tax payment to BN on a timely basis following that tax payment.  Each Party agrees to reasonably cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect.  The Parties shall discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Law.  In addition, the Parties shall reasonably cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.  Further:

(a)                                 [***].

(b)                                 [***].

8.9                               Foreign Exchange.  Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with BMS’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

8.10                        Offsetting.  BMS may offset any damages awarded to BMS under the Supply Agreement against any amounts payable to BN under this Agreement.

8.11                        Records.  Each Party shall keep, and shall require its Affiliates and Sublicensees (in the case of BMS) to keep, complete, true and accurate books of accounts and records sufficient to determine and establish the amounts payable incurred under this Agreement and compliance with the other terms and conditions of this Agreement.  Such books and records shall be kept reasonably accessible and shall be made available for inspection for at least three (3) full Calendar Years in accordance with Section 8.12 below (or, in the case of an audit under 8.12(b)(ii) for such period of time until the credit or withholding can no longer be used).

8.12                        Audits.

(a)                                 Of BMS Records.  Upon reasonable prior notice, BMS shall permit an independent nationally recognized certified public accounting firm (subject to obligations of confidentiality to BMS), appointed by BN and reasonably acceptable to BMS, to audit the financial records of BMS to the extent relating to payments to BN under this Article 8; provided that such audit shall not occur more often than once per Calendar Year, unless a material error is

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

discovered in such audit, in which case BN shall have the right to conduct a more thorough audit.  Any inspection conducted under this Section 8.12(a) shall be at the expense of BN, unless such inspection reveals any underpayment of the Total Compensation due hereunder for a given Calendar Year by at least [***] percent ([***]%), in which case the reasonable costs of such inspection for such period shall be borne by BMS.  Any underpayment shall be paid by BMS to BN within [***] with interest on the underpayment at the rate specified in Section 8.13 from the date such payment was originally due, and any overpayment shall be credited against future amounts due by BMS to BN.

(b)                                 Of BN Records.  Upon reasonable prior notice, BN shall permit an independent nationally recognized certified public accounting firm (subject to obligations of confidentiality to BN), appointed by BMS and reasonably acceptable to BN, to audit the financial and tax records of BN to the extent relating to the application of and use of any tax credits and/or withholdings related to amounts paid by BMS to BN or that may be payable by BN to BMS pursuant to Section 8.8(a); provided that such audit shall not occur more often than once per Calendar Year, unless a material error is discovered in such audit, in which case BMS shall have the right to conduct a more thorough audit.  Any inspection conducted under this Section 8.12(b) shall be at the expense of BMS, unless such inspection reveals any overpayment by BMS pursuant to Section 8.8(a) in connection with the amount being audited for the audited period by at least [***] percent ([***]%), in which case the reasonable costs of such inspection for such period shall be borne by BN.  Any overpayment shall be paid by BN to BMS within [***] with interest on the underpayment at the rate specified in Section 8.13 from the date such payment was originally due, and any underpayment shall be credited against future amounts due by BMS to BN.

8.13                        Late Payments.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) [***] percentage points above the [***] as published by Citibank, N.A., New York, New York, USA, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by Applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

8.14                        Payments to or Reports by Affiliates.  Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.

9.                                      INTELLECTUAL PROPERTY

9.1                               Ownership of Information and Inventions.  Each Party will own all inventions (and Patents that claim such inventions) solely invented by or on behalf of it and/or its Affiliates and/or their respective employees, agents and independent contractors in the course of conducting its activities under this Agreement (collectively, “Sole Inventions”).  All inventions invented jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of conducting its activities under this Agreement (collectively, “Joint Inventions”) and Joint Patents will be owned jointly by the Parties; provided that each Party may designate or one

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

or more of its Affiliates to own such Party’s share of any Joint Patents provided always that such Affiliate shall be bound by the terms of this Agreement applicable to the Party making the designation as though it is a party to it.  Subject to a Party’s obligations under applicable terms of this Agreement (e.g., licenses granted hereunder, confidentiality obligations, etc.) with respect to same, any Information generated during or resulting from a Party’s activities under this Agreement may be used by such Party for any purpose.  Following the License Effective Date, this Agreement will be understood to be a joint research agreement under applicable U.S. patent law entered into for the purpose of developing Products under the terms set forth herein.

9.2                               Prosecution of Product Specific Patents.

(a)                                 In relation to the Patents licensed under the Existing Product Agreements, the provisions of those agreements shall prevail over the provisions below and BN and/or the Existing Product Agreement Licensor shall continue to Prosecute the relevant Patents in the manner that they have been Prosecuted prior to the Effective Date; provided always that BN shall use its Diligent Efforts to provide BMS with copies of correspondence it receives from or provides to PHS or NIH or their patent attorneys in respect of such prosecution.  After the License Effective Date, BMS (or its applicable Affiliate) shall bear one hundred percent (100%) of the Patent Prosecution Costs for the Non-Combination Product Specific Patents included in those licensed pursuant to the Existing Product Agreements.

(b)                                 Prior to the License Effective Date and subject to the PHS License Agreement, BN shall draft, file, prosecute and maintain (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) in all jurisdictions in the Territory the Product Specific Patents (such activities with respect to Patents being the “Prosecution”, with the term “Prosecute” having the corresponding meaning).  BN shall, prior to the License Effective Date, bear one hundred percent (100%) of the Patent Prosecution Costs for the Product Specific Patents and have lead responsibility and decision-making control for such Prosecution of the Product Specific Patents; provided that BN shall not allow any Product Specific Patent to be abandoned without BMS’s prior written consent.

(c)                                  Non-Combination Product Specific Patents.

(i)                                    From and after the License Effective Date, subject to the PHS License Agreement, BMS (by itself or through its Affiliates) will, as between BN and BMS, have the first right, but not the obligation, to Prosecute in all jurisdictions in the Territory the Non-Combination Product Specific Patents in BN’s or the Existing Product Agreement Licensor’s name as appropriate.  Subject to Section 9.2(c)(ii), BMS (or its applicable Affiliate) shall bear one hundred percent (100%) of the Patent Prosecution Costs for the Non-Combination Product Specific Patents, and shall have lead responsibility and decision-making control for such Prosecution of the Non-Combination Product Specific Patents.  For clarity, each Party will bear its own internal costs (i.e., those costs that are not Patent Prosecution Costs) with respect to its Prosecution activities for the Non-Combination Product Specific Patents.

(ii)                                If BMS elects not to Prosecute in any country any Patent within the Non-Combination Product Specific Patents pursuant to Section 9.2(c)(i), BMS will give BN at least [***] notice before any relevant deadline and provide to BN information it

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

reasonably requests relating to the Non-Combination Product Specific Patent.  BN will then have the right to assume responsibility, using patent counsel of its choice, for the Prosecution of such Non-Combination Product Specific Patent.  If BN assumes responsibility for the Prosecution for any such Non-Combination Product Specific Patents as set forth above, then the Patent Prosecution Costs incurred by BN in the course of such Prosecution will thereafter be borne by BN, provided, however, that BMS shall reimburse BN for its out-of-pocket Patent Prosecution Costs for those Non-Combination Product Specific Patents and in those countries set forth in Exhibit F (Part A) attached hereto.

(iii)                            The Parties will cooperate in Prosecution of the Non-Combination Product Specific Patents in all respects.  Each Party will provide the other Party all reasonable assistance and cooperation in such Prosecution efforts as the other Party may reasonably request from time to time, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution, all at the requesting Party’s sole expense, and including, in the case of BN, using Diligent Efforts to obtain the assistance and cooperation of the Product Agreement Licensors as necessary to allow for BMS to Prosecute the Non-Combination Product Specific Patents as contemplated in Section 9.2(c) or, if that is not achievable, exercising BN’s rights regarding Prosecution under the Existing Product Agreements in a manner consistent with BMS’s decisions and decision-making authority under Section 9.2(c).  Each Party will provide the other Party with copies of any documents it receives or prepares in connection with such Prosecution and will inform the other Party of the progress of it.  Before filing in connection with such Prosecution any document with a patent office, each Party will provide a copy of the document to the other Party sufficiently in advance to enable the other Party to comment on it, and the first Party will give due consideration to such comments.

(d)                                 Existing Combination Product Patent.

(i)                                    From and after the License Effective Date, BN will continue to have the first right, but not the obligation, to Prosecute in all jurisdictions in the Territory the Existing Combination Product Patent in BN’s name.  Subject to Section 9.2(d)(iii), BN shall bear one hundred percent (100%) of the Patent Prosecution Costs for the Existing Combination Product Patent, and, subject to Section 9.2(d)(iv), shall have lead responsibility and decision-making control for such Prosecution of the Existing Combination Product Patent.

(ii)                                Whenever permitted by Applicable Law, and subject to the mutual written consent of both Parties (not to be unreasonably withheld), BN shall divide the Existing Combination Product Patent claims into separate patent applications such that patent application(s) Covering PROSTVAC combinations can be prosecuted independently of claims that Cover molecules or products other than in combination with PROSTVAC in all countries in the Territory where such patent applications have been filed.  Any patent applications that Cover PROSTVAC combinations shall thereafter be excluded from the definition of Existing Combination Product Patent and included in the definition of Non-Combination Product Specific Patents, and, for clarity, any such patent applications that do not Cover PROSTVAC shall thereafter no longer be considered a BN Patent or Existing Combination Product Patent.

(iii)                            If BN elects not to Prosecute in any country the Existing Combination Product Patent pursuant to Section 9.2(d)(i), BN will give BMS at least [***]

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

[***] notice before any relevant deadline and provide to BMS information it reasonably requests relating to the Existing Combination Product Patent.  BMS will then have the right to assume responsibility, using patent counsel of its choice, for the Prosecution of the Existing Combination Product Patent.  If BMS assumes responsibility for the Prosecution for the Existing Combination Product Patent as set forth above, then the Patent Prosecution Costs incurred by BMS in the course of such Prosecution will thereafter be borne by BMS.

(iv)                             The Parties will cooperate in Prosecution of the Existing Combination Product Patent in all respects, to the extent the same relates to or could reasonably be expected to impact claims Covering PROSTVAC.  Each Party will provide the other Party all reasonable assistance and cooperation in such Prosecution efforts as the other Party may reasonably request from time to time, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution, all at the requesting Party’s sole expense.  Each Party will provide the other Party with copies of any documents it receives, files or submits in connection with such Prosecution and will inform the other Party of the progress of it.  Before filing in connection with such Prosecution any document with a patent office, each Party will provide a copy of the document to the other Party sufficiently in advance to enable the other Party to comment on it, and the first Party will give due consideration to such comments.  For clarity, each Party will bear its own internal costs (i.e., those costs that are not Patent Prosecution Costs) with respect to its Prosecution activities for the Existing Combination Product Patent.

9.3                               Patent Term Adjustments or Extensions.  As of the Effective Date, the Parties have agreed to seek a patent term adjustment, patent term extension, supplementary patent protection and/or related extension of rights with respect to the Patent Term Extension Patent, and agree not to seek any such adjustment, extension or protection for any other Patent Covering the Product unless they mutually agree.  As between the Parties and subject to the PHS License Agreement, BMS (by itself or through its Affiliates) shall have the sole right to apply for any such adjustment, extension or protection for any Product Specific Patent in respect of the Product.  BN covenants that neither it nor its Affiliates will seek, and neither it nor its Affiliates will consent to any Existing Product Agreement Licensor seeking, patent term extensions, supplementary protection certificates, or similar rights or extensions in respect of the Product for the Product Specific Patents other than the Patent Term Extension Patent without the prior written consent of BMS.  Each Party will cooperate fully with and provide all reasonable assistance to the other Party and use all commercially reasonable efforts consistent with its obligations under Applicable Law (including any applicable consent order or decree) in connection with obtaining any such adjustments or extensions for the Product Specific Patents consistent with such strategy.  To the extent reasonably and legally required in order to obtain any such adjustment or extension in a particular country, each Party will make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the adjustment or extension in such country.

9.4                               Data Exclusivity.  As applicable, BMS (by itself or through its Affiliates) will, after the License Effective Date, have the sole right and authority for securing, maintaining and enforcing exclusivity rights with respect to a Product in the Field that may be available under Applicable Law in a country, such as any data, market, pediatric, orphan drug or other regulatory

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

exclusivity periods.  BMS shall not consent, during the Initial TC Term, to the use of or any cross reference to PROSTVAC-related data generated by BN or BMS or held by any Regulatory Authority for the purpose of a Third Party gaining Regulatory Approval for a product (other than PROSTVAC or a Companion Diagnostic) that encodes PSA in any country in the Territory without BN’s prior written consent, not to be unreasonably withheld or conditioned; except that BMS may, without BN’s prior written consent, consent to a Third Party’s use of or cross reference to such data solely for the development, Regulatory Approval and Commercialization of such Third Party’s product in combination use with PROSTVAC (but not as a fixed dose combination product).  BN will cooperate fully with and provide all reasonable assistance to BMS and use all commercially reasonable efforts consistent with its obligations under Applicable Law (including any applicable consent order or decree) to seek, maintain and enforce all data exclusivity periods available for the Products.

9.5                               Prosecution of Certain Other Patents.

(a)                                 Joint Patents That Are Not BN Patents.  This Section 9.5(a) will apply only to Joint Patents that are not BN Patents.  BMS (by itself or through its Affiliates) will have the first right, but not the obligation, to Prosecute in all jurisdictions all Joint Patents that are not BN Patents in the name of the Parties.  If BMS determines in its sole discretion to abandon, cease prosecution of or otherwise not file or maintain any such Joint Patent in any jurisdiction, then BMS will provide BN written notice of such determination at least [***] before any deadline for taking action to avoid abandonment (or other loss of rights) and will provide BN with the opportunity to prepare, file, prosecute and maintain such Joint Patent in such jurisdiction.  The Party that is responsible for Prosecuting a particular Joint Patent (the “Prosecuting Party”) will provide the other Party reasonable opportunity to review and comment on such prosecution efforts regarding such Joint Patent, and such other Party will provide the Prosecuting Party reasonable assistance in such efforts.  The Prosecuting Party will provide the other Party with a copy of all material communications from any patent authority in the applicable jurisdictions regarding such Joint Patent being prosecuted by such Party, and will provide the other Party drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses so that such other Party may have an opportunity to review and comment thereon.  In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority.  Unless the Parties agree otherwise, each Party will bear its own internal costs and the Patent Prosecution Costs that it incurs with respect to the Prosecution of such Joint Patents that are not BN Patents.

(b)                                 Other BN Patents.  BN will have the first right and authority with respect to Prosecution of all Other BN Patents (including those set forth in Exhibit A2) in any jurisdiction.  BN will be responsible for all costs incurred by it (including all Patent Prosecution Costs) in the course of Prosecuting and enforcing such Other BN Patents.  If BN elects not to Prosecute in any country any Other BN Patent, BN will give BMS at least [***] notice before any relevant deadline and provide to BMS information it reasonably requests relating to the Other BN Patent.  BMS (by itself or through its Affiliates) will then have the right to assume responsibility, using patent counsel of its choice, for the Prosecution of such Other BN

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Patent in BN’s or the Existing Product Agreement Licensor’s name as appropriate.  If BMS assumes responsibility for the Prosecution for any such Other BN Patent as set forth above, then the Patent Prosecution Costs incurred by BMS in the course of such Prosecution will thereafter be borne by BMS.  BN will provide all reasonable assistance and cooperation in such Prosecution efforts as BMS may reasonably request from time to time.

9.6                               Infringement of BN Patents by Third Parties.

(a)                                 Notification.  The Parties will promptly notify each other of any actual, threatened, alleged or suspected infringement in the Field by a Third Party (an “Infringement”) of the BN Patents of which it becomes aware.  A notice under 42 U.S.C. 262(l) (however such section may be amended from time to time during the Term) with respect to a Product will be deemed to describe an act of Infringement, regardless of its content.  As permitted by Applicable Law, each Party will promptly notify the other Party in writing of any such Infringement of which it becomes aware, and will provide notice of the facts and circumstances that such Party believes support a claim of Infringement.  In particular, each Party will notify and provide the other Party with copies of any written allegations of patent invalidity, unenforceability or non-infringement of any BN Patents Covering a Product (including methods of use or manufacture thereof).  Such notification and copies will be provided by the Party receiving such allegations to the other Party as soon as practicable and, unless prohibited by Applicable Law, within no more than [***] after the receiving Party receives such allegations in writing.  Such notification and copies will be sent by facsimile and overnight courier to BMS at the address set forth below, and to BN at the address specified in Section 16.5.

Bristol-Myers Squibb Company
P.O.  Box 4000
Route 206 & Province Line Road
Princeton, New Jersey 08543-4000
Attention:  Vice President and Chief Intellectual Property Counsel
Telephone:  609-252-4825
Facsimile:  609-252-4526

(b)                                 From and after the License Effective Date, subject to the Existing Product Agreements and in particular the rights of PHS under the PHS License Agreement, BMS (by itself or through its Affiliates) will have the first right, but not the obligation, to bring and control, at its expense, an appropriate suit or other action before any government or private tribunal (an “Infringement Action”) against any person or entity allegedly engaged in any Infringement of any Non-Combination Product Specific Patent to remedy the Infringement (or to settle or otherwise secure the abatement of such Infringement) in the Field (a “Product Specific Infringement Action”).  The foregoing right of BMS shall include the right to perform all actions of a reference product sponsor set forth in 42 USC 262(l).  BN will have the right, at its own expense and by counsel of its choice, to be represented in any Product Specific Infringement Action.  At BMS’s request, BN will join any Product Specific Infringement Action as a party and will use commercially reasonable efforts to cause any applicable Existing Third Party Licensor to join such Product Specific Infringement Action as a party if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action.  BMS will have a period of [***] after its receipt or delivery of notice and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

evidence pursuant to Section 9.6(a) to elect to so enforce such Product Specific Patents in the applicable jurisdiction (or to settle or otherwise secure the abatement of such Infringement), provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such Product Specific Patents (such as the enforcement process set forth in 42 USC 262(l)) and such period will be less than [***] to the extent that a delay in bringing an action to enforce the applicable Product Specific Patents against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer.  In the event BMS does not so elect (or settle or otherwise secure the abatement of such Infringement) within the aforementioned period of time, it will so notify BN in writing and in the case where BN then desires to commence a suit or take action to enforce the applicable Product Specific Patents with respect to such Infringement in the applicable jurisdiction, the Parties will confer and upon BMS’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), BN will have the right to commence a Product Specific Infringement Action to enforce the applicable Product Specific Patents, at BN’s expense.  Each Party will provide to the Party enforcing any such rights under this Section 9.6(b) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action.  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts.

(c)                                  Settlement.  Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any Product Specific Infringement Action in any manner that would adversely affect a Product Specific Patent or that would limit or restrict the ability of BMS (or its Affiliates or Sublicensees, as applicable) to sell Products anywhere in the Territory.  Any settlement shall be subject to the provisions of the PHS License Agreement; provided, however that BN shall use Diligent Efforts to obtain PHS’s agreement that BMS shall have the first right to settle, subject to PHS’s consent to the terms of the settlement, any Product Specific Infringement Action that may occur for which BMS is the enforcing Party provided always that such efforts shall not require BN to pay any money to PHS unless the same is reimbursed by BMS.

(d)                                 Expenses and Recoveries.  A Party bringing a Product Specific Infringement Action under this Section 9.6 against any Third Party engaged in Infringement of the Product Specific Patents will be solely responsible for any expenses incurred by such Party as a result of such Product Specific Infringement Action.  If such Party recovers monetary damages from such Third Party in such Product Specific Infringement Action, such recovery will first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys’ fees.  [***].

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(e)                                  Infringement of BN Patents Outside of Product Specific Infringement Actions.  BN will have the first right, but not the obligation, to bring and control, at its expense, an Infringement Action against any person or entity allegedly engaged in any Infringement of any BN Patent (other than an Infringement of any Non-Combination Product Specific Patent in the Field) to remedy the Infringement (or to settle or otherwise secure the abatement of such Infringement) (an “Other Infringement Action”).  BN will have a period of [***] after its receipt or delivery of notice and evidence pursuant to Section 9.6(a) to elect to so enforce such BN Patents in the applicable jurisdiction (or to settle or otherwise secure the abatement of such Infringement), provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such BN Patents (such as the enforcement process set forth in 42 U.S.C. 262(l)) and such period will be less than [***] to the extent that a delay in bringing an action to enforce the applicable BN Patents against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer.  If BN brings an Other Infringement Action with respect to the Existing Combination Product Patent, BN will keep BMS regularly informed of the status and progress of, and will reasonably consider BMS’s comments on, such enforcement effort.  In the event BN does not elect to bring an Other Infringement Action (or settle or otherwise secure the abatement of such Infringement) within the aforementioned period of time, it will so notify BMS in writing and in the case where BMS then desires to commence a suit or take action to enforce the applicable BN Patents with respect to such Infringement in the applicable jurisdiction, the Parties will confer and, upon BN’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), BMS (itself or through its Affiliates) will have the right to commence an Other Infringement Action to enforce the applicable BN Patents, at BMS’s expense provided always that for the avoidance of doubt BMS shall have no right to bring any Infringement Action in respect of activities outside the Field without BN’s prior written consent.  BN will provide to BMS reasonable assistance in such Other Infringement Action, at BMS’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action.  BMS will not settle any Other Infringement Action in any manner that would adversely affect a BN Patent without the prior written consent of BN (not to be unreasonably withheld, conditioned or delayed).  [***].

9.7                               Infringement of Joint Patents that are not BN Patents.

(a)                                 BMS (by itself or through its Affiliates) will have the right, but not the obligation, to bring at its expense an appropriate suit or other action against any Third Party allegedly engaged in any Infringement of Joint Patents that are not BN Patents.  BMS will have a period of [***] after its receipt or delivery of notice of such Infringement to elect to so enforce such Joint Patent (or to settle or otherwise secure the abatement of such Infringement); provided, however, that such period will be more than [***] to the extent Applicable Law prevents earlier enforcement of such Joint Patents (such as the enforcement process set forth in 42 U.S.C. 262(l)) and such period will be less than [***] to the extent that a delay in bringing an action to

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

enforce the applicable Joint Patents against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer.  In the event BMS does not so elect (or settle or otherwise secure the abatement of such Infringement), it will so notify BN in writing and in the case where BN then desires to commence a suit or take action to enforce the applicable Joint Patents with respect to such infringement, the Parties will confer and BN will have the right to commence such a suit or take such action to enforce the applicable Joint Patents, at BN’s expense, subject to BMS’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  Each Party will provide to the Party enforcing any such rights under this Section 9.7 reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action.  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts.

(b)                                 Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any claim, suit or action that it may bring with respect to a Joint Patent that is not an BN Patent.

(c)                                  A Party bringing a claim, suit or action under this Section 9.7 against any Third Party engaged in Infringement of any Joint Patent that is not a BN Patent will be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action.  If such Party recovers monetary damages from such Third Party in such suit or action, such recovery will first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys’ fees.  [***].

9.8                               Reexaminations, Oppositions and Related Actions.

(a)                                 The Parties will promptly notify each other in the event that any Third Party files, or threatens to file, any paper in a court, patent office or other government entity, seeking to invalidate, reexamine, oppose or compel the licensing of any Product Specific Patent (any such Third Party action being a “Patent Challenge”).

(b)                                 From and after the License Effective Date, subject to the PHS License Agreement and in particular the rights of PHS under the PHS License Agreement, BMS (by itself or through its Affiliates) will have the first right to bring and control, at its expense, any effort in defense of such a Patent Challenge against a Non-Combination Product Specific Patent, except in the case where such Patent Challenge is made in connection with an Infringement Action, in which case the enforcing Party in the Infringement Action will have the first right to bring and control the defense of such Patent Challenge and such Patent Challenge will be considered part of the Infringement Action under this Article 9.  In the case where BMS controls the defense of such Patent Challenge, BN will have the right, at its own expense and by counsel of its choice, to

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

be represented in any such effort.  If BMS fails to take action to defend such Patent Challenge within [***] prior to the time limit for bringing such defense (or within such shorter period to the extent that a delay in bringing such defense would limit or compromise the outcome of such defense of such Patent Challenge), then BN will have the right, but not the obligation, to bring and control any effort in defense of such Patent Challenge at its own expense.

(c)                                  BN will have the first right to bring and control, at its expense, any effort in defense of such a Patent Challenge related to the Existing Combination Product Patent or any Other BN Patent, except in the case where such Patent Challenge is made in connection with an Infringement Action, in which case the enforcing Party in the Infringement Action will have the first right to bring and control the defense of such Patent Challenge and such Patent Challenge will be considered part of the Infringement Action under this Article 9.  In the case where BN controls the defense of such Patent Challenge, BMS (by itself or through its Affiliates) will have the right, at its own expense and by counsel of its choice, to be represented in any such effort.  If BN fails to take action to defend such Patent Challenge within [***] prior to the time limit for bringing such defense (or within such shorter period to the extent that a delay in bringing such defense would limit or compromise the outcome of such defense of such Patent Challenge), then BMS (by itself or through its Affiliates) will have the right, but not the obligation, to bring and control any effort in defense of such Patent Challenge at its own expense.

9.9                               Third Party Rights.

(a)                                 The Parties will promptly notify each other of any written allegation that any activity pursuant to this Agreement infringes the Patent rights of any Third Party.

(b)                                 Subject to Sections 9.9(c), 9.9(d) and 9.9(e), with respect to any Third Party Patent under Section 9.9(a), BMS (by itself or through its Affiliates) will have the first right to control, at its expense subject to Section 8.5(b)(ii), obtaining a license with respect to such Third Party Patent that Covers the composition, formulation, method of use and/or method of manufacture of any Product.  Subject to Sections 9.9(c), 9.9(d) and 9.9(e), in the case where BMS elects not to obtain such a license, BN shall have the right to pursue obtaining a license with respect to such Third Party Patent at its own expense and upon BMS’s written consent (not to be unreasonably withheld).  For the avoidance of doubt, where the relevant Patent Covers any activity that BN is obliged to undertake under this Agreement or the Supply Agreement and BMS does not consent to the taking of a license or agree to indemnify BN against claims that such activities infringe such Patent, BN shall be relieved of such obligation until such time that BMS consents to a license and the license is granted or BMS agrees to indemnify BN against claims that such activities infringe such Patent.

(c)                                  Notwithstanding the foregoing, in the case a claim of infringement of a Patent is brought against a Party in a suit or other action or proceeding with respect to any Third Party Patent under Section 9.9(a), such Party will have the right, at its own expense and by counsel of its own choice, to prosecute and defend any such claim in such suit or other action or proceeding.  If both Parties are named, the Parties shall consult with one another and cooperate with respect to such suit or other action or proceeding.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(d)                                 Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), neither Party will settle any claim under this Section 9.9 in any manner that would (i) limit or restrict the ability of BMS (or its Affiliates or Sublicensees, as applicable) to sell Products anywhere in the Territory or (ii) impose any obligation, restriction or limitation on the other Party.

(e)                                  The Parties will cooperate in all respects with one another in prosecuting or defending any action pursuant to this Section 9.9.

9.10                        Disclosure of Inventions.  Each Party will promptly disclose to the other Party all invention disclosures submitted to such Party by its or its Affiliates’ employees describing Joint Inventions and Sole Inventions.  Each Party will also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

9.11                        Patent Contacts.  Each Party will designate a patent counsel representative who will be responsible for coordinating the activities between the Parties in accordance with this Article 9 (each a “Patent Contact”).  Each Party will designate its initial Patent Contact within [***] following the Effective Date and will promptly thereafter notify the other Party of such designation.  If at any time a vacancy occurs for any reason, the Party that appointed the prior incumbent will as soon as reasonably practicable appoint a successor.  Each Party will promptly notify the other Party of any substitution of another person as its Patent Contact.  The Patent Contacts will, from time to time, coordinate the respective patent strategies of the Parties relating to this Agreement.  In particular the Patent Contacts will review and update the list of BN Patents from time to time to ensure that all BN Patents are listed.

9.12                        Employee Obligations.  Prior to receiving any Confidential Information or beginning work under this Agreement relating to any research, Development or Commercialization of a Product, each employee of BMS or BN or of either Party’s respective Affiliates will be bound in writing by non-disclosure and invention assignment obligations which are consistent with the obligations of BMS or BN under this Agreement.

9.13                        Agent and Independent Contractor Obligations.  Each Party also will use Diligent Efforts to ensure that each of its authorized agents and independent contractors, before receiving any Confidential Information or performing work under this Agreement relating to any research, Development or Commercialization of a Product, is bound in writing by non-disclosure and invention assignment obligations which are consistent with the obligations of BMS or BN, as applicable, under this Agreement (provided that where necessary (a) such Party will use Diligent Efforts to obtain the authorized agent’s or independent contractor’s agreement to grant such Party an exclusive license with the right to grant sublicenses with respect to resulting inventions and Patents (or a nonexclusive, sublicensable license with an option to obtain such exclusive, sublicensable license) and (b) the period of time with respect to non-disclosure obligations may be shorter, but such Party will use Diligent Efforts to ensure it is no shorter than [***] from the effective date of the written obligation).  Each Party shall be responsible for satisfying any obligation to compensate such Party’s employees, authorized agents and independent contractors for such invention assignments.  For the avoidance of doubt, it is agreed that NIH and its employees and agents shall not be considered as the agents or contractors of BN for the purposes of this Section 9.13.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

9.14                        Patents Licensed from Third Parties.  BMS has had the opportunity to perform due diligence on the Existing Product Agreements and it accepts that the rights granted under this Agreement are subject to those agreements.

9.15                        Product Marks and Marking.  Subject to the provisions of Section 5.1(j), BMS (by itself or through its Affiliates) shall be responsible for the selection, registration, maintenance, enforcement and defense of all Product Marks used in connection with the sale or marketing of Products in the Field in the Territory, as well as all expenses associated therewith incurred after the License Effective Date by BMS or by BN at BMS’s request.  Following the License Effective Date, BN shall assign to BMS all of BN’s rights, title, interests and goodwill in any such Product Marks previously obtained by BN where BMS has requested the assignment of such Product Mark to it.  For the avoidance of doubt, BMS is not responsible for the registration, maintenance, enforcement and/or defense of the PROSTVAC Mark.  All uses of the Product Marks shall comply with all Applicable Law (including those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries).  BMS agrees to mark all Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status where and to the extent required by Applicable Law or any Existing Product Agreement.  All Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve BN’s and each of its Existing Product Agreement Licensor’s patent rights in those countries.  Neither Party shall, without the other Party’s prior written consent, use any trademarks or other marks of the other Party (including the other Party’s corporate name), trademarks, advertising taglines or slogans confusingly similar thereto, for any purpose, except as may be expressly authorized in writing in connection with activities under this Agreement and except to the extent required to comply with Applicable Law.

9.16                        Further Action.  Each Party will, upon the reasonable request of the other Party, provide such assistance and execute such documents as are reasonably necessary for such Party to exercise its rights and perform its obligations pursuant to this Article 9; provided, however, that neither Party will be required to take any action pursuant to Article 9 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree or Applicable Law.

10.                               EXCLUSIVITY; OTHER PRODUCTS

10.1                        Competing Products.  Each Party covenants that, during the period commencing on the Effective Date and ending on the earlier of (a) the period [***] after the License Effective Date or (b) termination of this Agreement (the “Exclusivity Period”), neither it nor its Affiliates will, directly or indirectly, work independently of this Agreement for itself or any other Person (including by the grant of any license or option to any Third Party) to clinically develop (other than Phase 1 studies) or commercialize any product containing [***] (a “Competing Product”).

10.2                        Additional Product Option.  BN shall, or shall procure that BNInc shall, grant to BMS an exclusive first right to negotiate the inclusion of the product known as of the Effective

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Date as MVA-BN®PRO in the terms of this Agreement by licensing to BMS the rights to such vaccine, on the following basis:

(a)                                 Prior to the completion of the first phase 1 study of MVA-BN®PRO to be commenced after the License Effective Date and for [***] after the delivery to BMS of the draft study report containing the outcome of such phase 1 study (collectively, the “FRON Period”), BN shall not and shall cause its Affiliates not to, engage in, solicit, initiate, encourage, seek, entertain or enter into any discussion, negotiation or agreement with any Third Party relating to the license or acquisition by any Third Party of any interest or right (including any ownership interest, option or license right) in MVA-BN®PRO.

(b)                                 At any time during the FRON Period BMS may serve notice on BN that it would like to exercise the first right of negotiation for the inclusion of MVA-BN®PRO in the scope of this Agreement, subject to the agreement in writing of any amendments necessary to this Agreement to effect such inclusion.  Such notice shall include a term sheet setting out BMS’s proposal on the following points:

(i)                                    responsibility for future development activities of MVA-BN®PRO;

(ii)                                an outline development plan for MVA-BN®PRO; and

(iii)                            financial provisions for the inclusion of MVA-BN®PRO to include any proposed signature payment, percentage of Net Sales compensation, milestones and responsibility for development costs.

(c)                                  On receipt of such notice the Parties shall enter into good faith negotiations for the basis on which MVA-BN®PRO shall be included in the terms of this Agreement and for a period of [***] after the date on which the FRON Period expired, BN shall not and shall cause its Affiliates not to, engage in, solicit, initiate, encourage, seek, entertain or enter into any discussion, negotiation or agreement with any Third Party relating to the license or acquisition by any Third Party of any interest or right (including any ownership interest, option or license right) in MVA-BN®PRO.  In the event that the Parties have not agreed the basis on which MVA-BN®PRO shall be included in the terms of this Agreement by the date that is [***] after the expiration of the FRON Period, then BN shall be free to offer MVA-BN®PRO to and negotiate the terms on which it is to be licensed to any Third Party without further reference to BMS; provided, however, that BN and its Affiliates may not, for a period of [***] after expiration of the FRON Period, offer or license MVA-BN®PRO to any Third Party on terms that are financially materially more favorable to such Third Party (vis-à-vis BMS) than the last terms offered by BMS to BN.

10.3                        Restricted Products.  Notwithstanding Section 10.1, if BMS or any of its Affiliates, either through its own efforts or by acquisition, obtains ownership of or a license to, or is acquired by or otherwise merges with an entity that owns or has a license to, a Competing Product that is in clinical development, in all such cases that would result in a violation of Section 10.1 above with respect to a particular Region (each such Competing Product that would

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

lead to such a violation being a “Restricted Product”), then BMS or its Affiliate shall promptly notify BN in writing and elect one of the following actions:

(a)                                 divest itself of such Restricted Product (if such Restricted Product is already being commercialized at the time of acquisition) in such Region and notify BN in writing of such divestiture, which divestiture may occur by an outright sale to a Third Party of all of BMS’s and its Affiliate’s rights to such Restricted Product or by an outlicense arrangement under which BMS has no continuing active involvement in the development or commercialization of such Restricted Product (for clarity, efforts in connection with (i) the receipt and audit of payments in respect of the Restricted Product, (ii) the maintenance, defense and enforcement of any applicable licensed patents, and (iii) the receipt of information to ensure compliance with the applicable agreement (including efforts to enforce or terminate same, or seek damages, for breach) shall not constitute continuing active involvement) (provided that such divestiture occurs within [***] after obtaining such ownership or license, or being acquired by or merging with an entity that has such ownership or license; provided further that BMS or its Affiliate shall have an additional [***] to effect such divestiture in the event that BMS or its Affiliate merged with an entity having such ownership or license and can demonstrate it has used commercially reasonable efforts, but has been unable, to effect such divestiture during the [***] after such merger);

(b)                                 provide BN with notice of termination of this Agreement as to such Region pursuant to Section 12.2(a); or

(c)                                  if the Parties can agree, within [***] after a product becomes a Restricted Product, on the terms (including compensation) for including the Restricted Product within this Agreement, agree that the Restricted Product shall be deemed a Product hereunder, including for purposes of Article 8 and BMS’s Diligent Efforts obligations under Sections 5.2(a) and 7.1.

10.4                        Prostate Cancer Products.  If BN or any of its Affiliates develops, either alone or in conjunction with any Third Party, or acquires any rights to any product (other than PROSTVAC) for the treatment of prostate cancer that is in phase III development or later, then (a) the JC shall be dissolved upon BMS’s written notice and (b) BMS shall have no obligation to provide any Commercialization and Development Plan, or any Commercialization report pursuant to Section 7.3.

10.5                        Companion Diagnostics.  BMS and its Affiliates may elect to Develop, either alone or in conjunction with any Third Party, one or more Companion Diagnostic.  The Parties will discuss in good faith the role and responsibility that BN may have in connection with the Development of such Companion Diagnostics including whether BN will make available for BMS’s use in connection with same, subject to applicable privacy laws and the terms under which same were provided to BN, any patient samples and related clinical data and other materials possessed and Controlled by BN.  BN agrees not to Develop or Commercialize any Companion Diagnostic unless the JC (or BMS, in the absence of the JC) has agreed for it to do so, including the basis, scientific rationale, and financial and other terms for BN’s Development and/or Commercialization of a Companion Diagnostic, in which case the decision of the JC shall govern BN’s Development and/or Commercialization of such Companion Diagnostic.  BN shall

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

retain operational control of any such Development and Commercialization authorized by the JC subject to the decisions of the JC.  BMS and its Affiliates will not, directly or indirectly, Commercialize any Companion Diagnostic (but may Develop though Regulatory Approval a Companion Diagnostic on its own or in collaboration with, or via a sublicense to, a Third Party), unless and until agreed by the JC (with neither Party having the final say).  [***].  If BMS enters into an agreement with a Third Party granting such Third Party the right to Commercialize a Companion Diagnostic that was Developed using samples or data provided by BN, then BMS will pay BN [***] percent ([***]%) of any amounts BMS or its Affiliates receives from such Third Party in connection with sales of such Companion Diagnostics, once BMS has recovered any out-of-pocket expenses incurred in the development of such Companion Diagnostic; provided that BMS shall provide BN with reasonable documentation of any such expenses following BN’s request.

11.                               CONFIDENTIALITY

11.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party (the “Receiving Party”) agrees that, for the Term and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party (the “Disclosing Party”) pursuant to this Agreement, provided that the foregoing shall not apply to that portion of such Information that the Receiving Party can demonstrate by competent written proof:

(a)                                 was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality to the Disclosing Party, at the time of disclosure by the other Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(d)                                 is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party without obligations of confidentiality to the Disclosing Party with respect thereto; or

(e)                                  is subsequently independently discovered or developed by the Receiving Party or its Affiliate without the aid, application, or use of Confidential Information of the Disclosing Party.

All Information generated by either Party in the Development of a Product after the Effective Date or licensed to BMS hereunder shall, notwithstanding that it is owned by and confidential to the creating Party, be kept confidential by the Parties subject to the same rights (including the right to publish) and obligations that it has under this Article 11 in respect of Confidential Information of that Party.

11.2                        Authorized Disclosure.  Notwithstanding Section 11.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a)                                 filing or prosecuting Patents in accordance with Article 9;

(b)                                 subject to Section 11.3, regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the FDA, as necessary for the Development or Commercialization of a Product, as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;

(c)                                  prosecuting or defending litigation;

(d)                                 complying with Applicable Law, including regulations promulgated by securities exchanges;

(e)                                  subject to Section 11.3, complying with Applicable Law, including regulations promulgated by securities exchanges;

(f)                                   disclosure to its Affiliates, employees, agents, independent contractors, licensors and any Sublicensees of the BN Technology only on a need-to-know basis and solely in connection with the performance of this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 11 prior to any such disclosure;

(g)                                 disclosure of the material terms of this Agreement (or a redacted copy of this Agreement) to any bona fide potential or actual investor, stockholder, investment banker, acquirer, merger partner or other potential or actual financial partner or their agents; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 11 prior to any such disclosure;

(h)                                 disclosure of the stage of Development of Products under this Agreement to any bona fide potential or actual investor, stockholder, investment banker, acquirer, merger partner or other potential or actual financial partner; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 11 prior to any such disclosure;

(i)                                    disclosure of certain blinded data generated under this Agreement to any bona fide potential or actual investor, stockholder, investment banker, acquirer, merger partner or

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

other potential or actual financial partner; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 11 prior to any such disclosure; and

(j)                                    disclosure pursuant to Section 11.4.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 11.2(a), 11.2(c) or 11.2(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

Nothing in Sections 11.1 or 11.2 shall limit either Party in any way from disclosing to any Third Party such Party’s U.S. or foreign income tax treatment and the U.S. or foreign income tax structure of the transactions relating to such Party that are based on or derived from this Agreement, as well as all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.

11.3                        Publicity; Terms of Agreement.

(a)                                 The Parties agree that the terms and contents of this Agreement (including the Exhibits hereto) shall be treated as Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 11.2 and this Section 11.3.  Subject to Sections 11.3(b) and 11.3(d), neither Party shall make any public announcement regarding the execution or terms of this Agreement without the consent of the other Party in accordance with Section 11.3(c).

(b)                                 The Parties have agreed to make public announcements of the execution of this Agreement substantially in the form of the press releases attached as Exhibit H hereto on or after the Effective Date.

(c)                                  Except as set forth in Section 11.3(b), neither Party shall make a public announcement concerning the existence, terms and/or contents of this Agreement, except in the case of a press release or governmental filing required by Applicable Law (where reasonably advised by the disclosing Party’s counsel), in which event the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor.  A Party commenting on such a proposed press release shall provide its comments, if any, within [***] (or within [***] in the event that such shorter period is required to comply with Applicable Law) after receiving the press release for review and the other Party shall give good faith consideration to same.  BN shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Approvals as they occur including where it is relevant to BN’s obligations to ensure that the guidance it provides is not or has not become misleading BN may disclose the amounts that it expects to receive consequent on such event, subject to the review procedure set forth in the preceding sentence and following

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

discussion with BMS.  In relation to BMS’s review of such an announcement, BMS may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone or Regulatory Approval has been achieved and triggered a payment hereunder.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that have previously been publicly disclosed by such Party, or by the other Party, in accordance with this Section 11.3.  For clarity, neither Party shall disclose the financial terms of this Agreement without the prior written approval of the other Party, except as and to the extent otherwise expressly permitted under this Agreement or required by Applicable Law.

(d)                                 The Parties acknowledge that either or both Parties may be obligated to file under Applicable Law a copy of this Agreement with the SEC or other Government Authorities.  Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of at least the financial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party.  In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment not less than [***] prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), and shall reasonably consider the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed, and shall only disclose Confidential Information which it is advised by counsel or the applicable Governmental Authority is legally required to be disclosed.  No such notice shall be required under this Section 11.3(d) if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.

(e)                                  Each Party shall require each of its Affiliates and private investors to which Confidential Information of the other Party is disclosed as permitted hereunder to comply with the covenants and restrictions set forth in Sections 11.1 through Section 11.3 as if each such Affiliate and each such investor were a Party to this Agreement and shall be fully responsible for any breach of such covenants and restrictions by any such Affiliate or investor.

11.4                        Publications.  Neither Party shall publicly present or publish results of studies carried out under this Agreement (each such presentation or publication a “Publication”) without the opportunity for prior review by the other Party and, in the case of publications by BN, approval (not to be unreasonably withheld) by BMS, except to the extent otherwise required by Applicable Law, in which case Section 11.3 shall apply with respect to disclosures required by the SEC and/or for regulatory filings.  The submitting Party shall provide the other Party the opportunity to review any proposed Publication at least [***] prior to the earlier of its presentation or intended submission for publication.  The submitting Party agrees, upon request by the other Party, not to submit or present any Publication until the other Party has had [***] to comment on any material in such Publication.  The submitting Party shall consider the comments of the other Party in good faith, but will retain the sole authority to submit the manuscript for Publication; provided that the submitting Party agrees to delay such Publication

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

as necessary to enable the Parties to file a Patent if such Publication might adversely affect such Patent.  The submitting Party shall provide the other Party a copy of the Publication at the time of the submission or presentation.  Notwithstanding the foregoing, BMS shall not have the right to publish or present BN’s Confidential Information without BN’s prior written consent, and BN shall not have the right to publish or present BMS’s Confidential Information without BMS’s prior written consent.  Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate.  This Section 11.4 shall not limit and shall be subject to Section 11.5.

Nothing contained in this Section 11.4 shall prohibit the inclusion of information in a patent application claiming, and in furtherance of, the manufacture, use, sale or formulation of PROSTVAC, provided that the non-filing Party is given a reasonable opportunity to review, comment upon and/or approve the information to be included prior to submission of such patent application, where and to the extent required by Article 9.

Notwithstanding the foregoing, the Parties recognize that independent investigators have been engaged, and may be engaged in the future, to conduct Clinical Trials of the Product.  The Parties recognize that such investigators operate in an academic environment and may release information regarding such studies in a manner consistent with academic standards; provided, that each Party will use reasonable efforts to prevent publication prior to the filing of relevant patent applications and to ensure that no Confidential Information of either Party is disclosed.

11.5                        Termination of Prior CDA.  This Agreement terminates, as of the Effective Date, the Prior CDA.  All Confidential Information (as defined in the Prior CDA) exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the corresponding Party under this Agreement and shall be subject to the terms of this Article 11.

12.                               TERM AND TERMINATION

12.1                        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 12, shall continue until either: (a) the Option Term expires without exercise by BMS of the Option and cannot be reinstated or (b) following exercise of the Option, on a Product-by-Product and country-by-country basis until expiration of the TC Term (the “Term”).

12.2                        Termination by BMS at Will or for Safety Reasons.

(a)                                 Termination by BMS at Will.  BMS may terminate this Agreement as a whole (at any time) or on a Region-by-Region (where the Regions are defined in Exhibit F Part B) and/or Product-by-Product basis (from and after the License Effective Date), effective upon [***] prior written notice to BN if the notice is given prior to the License Effective Date, [***] prior written notice to BN if such notice is given after the License Effective Date but prior to the First Commercial Sale of a Product in the Territory and on [***] prior written notice in all other cases.  Where such termination occurs prior to the License Effective Date, the effect of such termination shall be as set forth in Section 12.6.  Notwithstanding any such notice of termination under this Section 12.2(a) on or after the License Effective Date, any milestone payments under Section 8.4 will be due, and no milestone

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

payments under Sections 8.2 and 8.3 will be due, on milestones achieved during the period between the notice of termination and the effective date of termination, and the terms of Section 12.7 shall apply.  BN shall have the right to accelerate the effective date of termination by providing BMS with at least [***] prior notice specifying such date.  BMS shall have no Diligent Efforts obligations with respect to the Development and Commercialization of the terminated Product(s) and terminated Region(s) during the period between providing notice of termination and the effective date of termination under this Section 12.2(a), provided that (i) BMS will generally (subject to normal course limitations, including responding to safety issues) act consistently with the product reversion clauses set forth in Section 12.7 (i.e., manage Product activities (e.g., required regulatory filings, trademark and patent prosecution and maintenance, fulfillment of Product contracts and orders on a timely basis, etc.) in the normal course so that reversion can be effected upon termination), and (ii) if BMS has filed an application for Regulatory Approval, it will continue to use Diligent Efforts manage the application process during the notice period.

(b)                                 Termination by BMS for Safety Reasons.  BMS may terminate this Agreement on a Product-by-Product basis for the Territory as a whole only upon written notice to BN based on Safety Reasons.  Notwithstanding any such notice of termination under this Section 12.2(b), any milestone payments under Section 8.4 will be due, and no milestone payments under Sections 8.2 and 8.3 will be due, on milestones achieved during the period between the notice of termination and the effective date of termination.

12.3                        Termination by Either Party for Breach.

(a)                                 (i) Prior to exercise of the Option, either Party may terminate this Agreement in its entirety in the event the other Party materially breaches this Agreement, and (ii) following exercise of the Option, either Party may terminate this Agreement (A) with respect to any Product (on a Product-by-Product basis) as to the entire Territory (where such breach affects such Product in all Regions), (B) with respect to any Region (on a Region-by-Region basis) (where such breach affects such Region), or (C) in its entirety (if such breach affects all Products in all Regions), in each case ((i)-(ii)) if such breach shall have continued for [***] (or, if such default cannot be cured within such [***] period, if the alleged breaching Party has not commenced within such [***] and diligently continued good faith efforts to cure such breach and achieved such cure by the expiry of [***] after such written notice) after written notice shall have been provided to the breaching Party by the non-breaching Party specifying the alleged breach and requiring such breach to be remedied and stating an intention to terminate if not so cured (a “Termination Notice”).  Except as set forth in Section 12.3(b), any such termination shall become effective at the end of such [***] period unless the breaching Party has cured any such breach prior to the expiration of the [***] period (or, if such default cannot be cured within such [***] period, if the alleged breaching Party has not cured the breach within [***] after such written notice).

(b)                                 If the alleged breaching Party disputes the existence or materiality of a breach specified in a Termination Notice provided by the other Party in accordance with Section 12.3(a), and such alleged breaching Party provides the other Party notice of such dispute within said [***]period after receiving such Termination Notice, then the non-breaching Party

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

shall not have the right to terminate this Agreement under Section 12.3(a) with respect to the applicable Product(s) or Region(s) unless and until, in accordance with Exhibit M, it has been finally decided that the alleged breaching Party has materially breached this Agreement with respect to such Product(s) or Region(s), subject to the following sentence.  If the alleged breaching Party initiated such dispute in good faith, then, following such final decision, such Party shall have a final opportunity to cure such breach as follows: (i) any breach involving the failure to make a payment when due may be cured by paying such amount and applicable interest calculated in accordance with Section 8.13 within [***] following such final decision; and (ii) any other breach (other than BMS’s breach of its Diligence Efforts obligations with respect to the Development and Commercialization of Products) may be cured by such Party promptly taking the cure measures specified by the dispute resolution tribunal that made such final decision.  It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

(c)                                  Following issuance of any Termination Notice, any milestone payments under Section 8.4 will be due, and no milestone payments under Sections 8.2 and 8.3 will be due, on any such milestones achieved after the date of the Termination Notice but prior to the effective date of termination, and BMS will pay to BN the applicable milestone payment due for each milestone so achieved as set forth in Section 8.4; provided, however that if the breach is disputed pursuant to Section 12.3(b) and such dispute is resolved in a manner in which no termination of this Agreement occurs, then upon such resolution BMS will promptly pay to BN the milestone payment for each milestone under Sections 8.2 and 8.3 achieved during the period between issuance of the Termination Notice and the resolution of such dispute.

(d)                                 For purposes of this Section 12.3, a material breach of the Supply Agreement shall be considered to be a material breach of this Agreement for purposes of allowing the non-breaching Party to terminate this Agreement if the non-breaching Party terminates the Supply Agreement; provided, however, that any dispute as to whether a material breach of the Supply Agreement has occurred shall be resolved in accordance with the terms of the Supply Agreement and not as set forth in Section 12.3(b); and provided, further, that a material breach of the Supply Agreement shall not in and of itself entitle the non-breaching Party to damages under this Agreement unless the material breach under the Supply Agreement is, or results in, a breach hereunder for which the non-breaching Party would be entitled to damages hereunder and in such circumstances the non-breaching Party shall not be entitled to recover the same damages under both this Agreement and the Supply Agreement.

12.4                        Termination by Either Party for Insolvency.  A Party shall have the right to terminate this Agreement upon written notice if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy or if such proceeding is not dismissed or stayed within [***] after the filing thereof.  “Insolvency Event” means circumstances under which a Party (a) has a receiver or similar officer appointed over all or a material part of its assets or business; (b) passes a resolution for winding-up of all or a material part of its assets or business (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

reconstruction) or a court enters an order to that effect; (c) has entered against it an order for relief recognizing it as a debtor under any insolvency or bankruptcy laws (or any equivalent order in any jurisdiction); (d) enters into any composition or arrangement with its creditors with respect to all or a material part of its assets or business (other than relating to a solvent restructuring); (e) ceases to carry on normal business operations; or (f) is unable generally to pay its debts as they become due in the ordinary course of business.

12.5                        Limitations on Termination Remedy.

(a)                                 Notwithstanding anything herein to the contrary, (i) in the event that BN terminates, or has the right to terminate, this Agreement pursuant to Section 12.3 with respect to a Product in the U.S., [***] and [***], then BN shall have the right to terminate this Agreement with respect to such Product in the entire Territory, (ii) BN shall not have the right to terminate this Agreement pursuant to Section 12.3 with respect to the Europe Region unless and until BN has such right to terminate this Agreement pursuant to Section 12.3 with respect to such Product with respect to any [***], and (iii) if BN terminates, or has the right to terminate this Agreement pursuant to Section 12.3 with respect to a Product with respect to any [***], then BN shall have the right to terminate this Agreement with respect to such Product in the entire Europe Region.  BN may not terminate this Agreement pursuant to Section 12.3 as to any country in the Europe Region unless BN also has the right to terminate, and actually does terminate, this Agreement with respect to all of the Europe Region.

(b)                                 Prior to the License Effective Date, BMS may only terminate this Agreement in respect of all Products in the entire Territory and shall not be permitted to terminate on a Product-by-Product or Region-by-Region basis prior to the License Effective Date.

12.6                        Effects of Termination Prior to License Effective Date.  Upon termination of this Agreement prior to the License Effective Date by either Party under Section 2.4, by BMS under Section 12.2, or by BN under Section 12.3(a) or Section 12.4, all rights in and to the Option under Article 2 shall terminate and BMS shall have no further rights in and to any Products.

12.7                        Effects of Termination Following License Effective Date.  Upon termination of this Agreement on or after the License Effective Date by BMS under Section 12.2 or by either Party under Section 12.3 or Section 12.4 (except as the application of such Sections may be limited as provided in a given subsection of this Section 12.7), the following shall apply with respect to the terminated Product(s) and terminated Region(s) (in addition to any other rights and obligations under this Agreement with respect to such termination):

(a)                                 Licenses.  The licenses granted to BMS in Section 4.1 shall terminate solely with respect to the Product(s) and Region(s) in which the termination becomes effective and BMS shall retain a non-exclusive, worldwide license under Section 4.1 to sell, offer for sale and import Products during the Commercialization Wind-Down Period in accordance with Section 12.7(b) (including the right to sell such Products through BMS Sublicensees if BMS were using such Sublicensees to sell same prior to such termination date).  To the extent such

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

obligations existed prior to such termination, BMS shall not have any Diligent Efforts obligations after the effective date of termination with respect to the Development and Commercialization of the terminated Product(s) and terminated Region(s).

(b)                                 Commercialization.  BMS, its Affiliates and Sublicensees shall be entitled to continue to sell (but not to actively promote after the effective date of termination) any existing inventory of Products in each terminated Region of the Territory for which Regulatory Approval and all pricing and reimbursement approvals therefor have been obtained (provided that such Products shall have launched in each such terminated country as of the applicable effective date of termination), in accordance with the terms and conditions of this Agreement, for a period not to exceed [***] from the effective date of such termination (the “Commercialization Wind-Down Period”).  Any Products sold or disposed of by BMS, its Affiliates or Sublicensees during the Commercialization Wind-Down Period shall be subject to the same Total Compensation under Section 8.5 as would have applied had this Agreement otherwise remained in force and effect with respect to such terminated Product(s) and terminated Region(s).  After the Commercialization Wind-Down Period, BMS, its Affiliates and Sublicensees shall not sell such terminated Products in such terminated Region(s) or make any representation regarding BMS’s status as a licensee of such Product in such Region(s).  Either (i) at the request of BN at the end of the Commercialization Wind-Down Period or (ii) prior to the end of the Commercialization Wind-Down Period, if BN has assumed responsibilities for regulatory activities under the Regulatory Approval, has received all clearances and Regulatory Approvals needed to sell and import the terminated Product in a given terminated country, and provides written notice to BMS that it wishes to assume sale of the terminated Product in a terminated country, then, in either case (i) or (ii), at BN’s election, BMS shall sell and transfer to BN such portion of the terminated Product inventory then held by BMS or its Affiliates which is in a saleable condition (including that it is undamaged, has been stored in proper conditions and has no less than [***] shelf-life remaining) as had been allocated to the terminated Region(s) [***].  This Section 12.7(b) shall not apply in the case of termination by BMS under Section 12.2(b) based on Safety Reasons.

(c)                                  Supply.  BN shall not be obliged under this Agreement or the Supply Agreement to supply any terminated Product for sale in the terminated Region(s) after the effective date of termination.

(d)                                 Regulatory Materials.  Upon BN’s written request, subject to Section 12.7(l), BMS shall assign and transfer, or cause to be assigned and transferred, to BN all Regulatory Materials (and shall assign to BN all related documentation transferred as set forth below) for the terminated Product(s) in each country in the terminated Region(s) that are held or controlled by or under authority of BMS, its Affiliates or Sublicensees, and shall take such actions and execute such other instruments, assignments and documents as may be reasonably necessary to effect the transfer of rights under such Regulatory Materials and related documentation to BN.  The Parties shall complete such transfers/assignments within [***] after the applicable effective date of termination, unless otherwise mutually agreed in writing.  During such [***] period, BMS shall provide to BN copies of all such

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Regulatory Materials, and shall use all reasonable efforts thereafter to provide as promptly as practicable all related documentation, including preclinical and clinical data (including investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases) not already provided to BN during the Term that are held by and reasonably available to BMS.  BMS may retain such a copy of all transferred documents (and originals where required by Applicable Law).

(e)                                  Product Marks.  If, following any termination after the License Effective Date, BN notifies BMS in writing within [***] after the date of termination that BN wishes to acquire any Product Mark used in connection with the terminated Product(s), BMS shall, subject to Section 12.7(l), assign to BN, or cause the assignment to BN of, all rights in and to such Product Mark for the terminated Product(s) in the terminated Region(s), together with all associated goodwill.  It is understood that such assignment shall not include the BMS name or trademark for the BMS company itself, or any other trademark owned or Controlled by BMS and not specific to a Product.  BMS will provide such written confirmation and execute such instruments as BN may reasonably request to confirm BN’s title, rights and interests and will reasonably cooperate with BN in registering such assignments with appropriate Governmental Authorities.  Any Product Marks that BN does not request to have assigned to it in accordance with this Section 12.7(e) shall remain the property of BMS and BMS shall be free to use such Product Marks anywhere in the world, in any manner and with any product as it may determine in its sole discretion, without further consulting BN.

(f)                                   Clinical Trials After Termination.  BMS shall, subject to Section 12.7(l), be responsible for completing (in accordance with the established protocols)  any Clinical Trials (other than the PROSPECT Study and Clinical Trials conducted under the NIH CRADA) that were commenced prior to the termination of this Agreement; provided that if BMS terminates this Agreement for safety reasons pursuant to Section 12.2(b), BMS’s only obligation under this clause (f) shall be to wind down such Clinical Trials.  Commencement shall mean the point at which the first Clinical Trial subject has been dosed with the relevant Product.  BMS shall carry out any such studies in accordance with Section 5.  BMS shall not commence any Clinical Trial at any time after it has given or received a notice of termination pursuant to this Article 12.  In the event that the Parties agree (including as to the meeting of the ongoing costs of such Clinical Trials), the sponsorship of the Clinical Trials may be transitioned to BN.  To the extent BMS is obligated to perform activities under this clause (f) at its own expense pursuant to Section 12.7(l), it shall only be required to do so at its own expense during the period between notice of termination and the effective date of termination.

(g)                                 Return of Materials and Seed Banks.  To the extent that BMS has been provided with the same, upon termination for any reason, BMS shall, subject to Section 12.7(l), at BN’s option and in accordance with BN’s written instructions, either destroy or return to BN all BN Materials provided to BMS including any master and working seed banks provided to BMS by or on behalf of BN.

(h)                                 Provision of Promotional and Marketing Materials After Termination.  Promptly following the effective date of termination, BMS shall, subject to Section 12.7(l), provide to BN at least one electronic and one paper copy of all promotional and marketing materials used in the promotion of the terminated Products in each country in the

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

terminated Region(s) which were the subject of the termination and hereby grants a license to BN in the Territory or the relevant Region(s), effective as of the date of termination, to use and/or create any such materials, copies or derivative works thereof in BN’s promotion of Products; provided that such license does not extend to use of any corporate trade name, corporate trademark, corporate name or logo, or corporate service mark of BMS and its Affiliates or Sublicensees.  BN shall be entitled to sublicense the rights to any Third Party it grants the right to market Products in the Territory.  BN shall indemnify, defend and hold harmless BM, its Affiliates and Sublicensees from and against any claims, losses, damages and costs arising from BN’s or its sublicensees’ use of such materials.

(i)                                    Transition Assistance.  BMS agrees to provide reasonable cooperation to BN and its designee(s), at BN’s sole expense, to facilitate, and the Parties agree to use reasonable efforts to effect, a reasonable, orderly and prompt transition of the Development (and as applicable, Commercialization) activities relating to the terminated Product(s) in the terminated Region(s) to BN and/or its designee(s) following delivery of notice of termination so that BN can be prepared to assume responsibility for same as of the termination date.  Where the same cannot be fully achieved prior to termination, then, except where BMS provided [***] notice of termination, BMS agrees to continue to provide reasonable cooperation to BN and its designee(s), at BN’s sole expense, to facilitate an orderly transition, as promptly as possible thereafter, of the Development (and, as applicable, Commercialization) activities relating to the terminated Product(s) in the terminated Region(s) to BN and/or its designee(s) following such termination.  In the event this Agreement is terminated only in certain Regions with respect to a particular Product, BMS and BN shall discuss in good faith and enter into a written agreement restricting, to the extent permitted under Applicable Law, each Party from intentionally and directly Commercializing the Product in the other Party’s territory and coordinating the global safety and pharmacovigilance activities with respect to such Product.

(j)                                    Return of Confidential Information.  Within [***] after the end of the Commercialization Wind-Down Period, BMS shall destroy all tangible items comprising, bearing or containing any Confidential Information of BN that are in BMS’s or its Affiliates’ possession or control, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to BN, as BN may direct, at BN’s expense; provided that BMS may retain one copy of such Confidential Information for its legal archives, and provided further that BMS shall not be required to destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

(k)                                 Remaining Inventories.  Subject to Sections 12.7(b) and 12.7(l), BMS shall provide to BN any or all reference standards and stability material and other similar materials used by BMS in the Development or Commercialization of terminated Product(s) held by or on behalf of BMS as of the date of termination.  BMS shall provide a list of such materials in writing within [***] after the effective date of termination and BN shall notify BMS whether BN elects to exercise such right within [***] of receipt of such notice.

(l)                                    Reversion Costs.  Following any termination by BMS pursuant to Section 12.3 or 12.4, BMS’s obligation to perform any activity set forth in clauses (d), (e), (f), (g), (h) or

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(k) of this Section 12.7 shall be subject to BN’s prior written agreement [***].

(m)                             Damages Offset.  Notwithstanding Section 12.9(a), if BN terminates this Agreement pursuant to Section 12.3, then the amount by which (i) [***].

12.8                        Effects of Expiration of TC Term.  Upon the expiration of the TC Term (i.e., in the case where there is no earlier termination pursuant to this Article 12), on a Product-by-Product and country-by-country basis, the license granted to BMS under Section 4.1(b) with respect to BN Technology shall convert to a non-exclusive, perpetual, irrevocable, fully paid-up, non-royalty-bearing, sublicensable license and the licenses granted to BMS under Sections 4.1(c) and 4.1(d) shall survive and become perpetual and irrevocable.

12.9                        Other Remedies.  Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination.  Subject to and without limiting the terms and conditions of this Agreement, expiration or termination of this Agreement shall not preclude any Party from (a) claiming any other damages, compensation or relief that it may be entitled to upon such expiration or termination, (b) any right to receive any amounts accrued under this Agreement prior to the expiration or termination date but which are unpaid or become payable thereafter and (c) any right to obtain performance of any obligation provided for in this Agreement which shall survive expiration or termination.

12.10                 Survival.  Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement.  Notwithstanding anything to the contrary, the following provisions shall survive and apply after expiration or termination of this Agreement: Sections 4.4, 4.5, 8.11, 8.12, 9.1, 9.5(a), 9.7, 9.16, 11.1, 11.2, 11.3 and Articles 1 (to the extent necessary to interpret other surviving sections), 12, 14, 15 and 16.  In addition, the other applicable provisions of Article 8 shall survive to the extent required to make final payments with respect to Net Sales incurred or accrued prior to the date of termination or expiration.  All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect.

12.11                 Termination of PHS License Agreement.  Upon any termination of the PHS License Agreement, the provisions of Section 4.3 of the PHS License Agreement shall apply.  Following any such conversion, BMS shall continue to make the payments to BN hereunder but shall be entitled to deduct from any amounts payable to BN hereunder any amounts payable by BMS to PHS in respect of Products pursuant to such direct license.

13.                               REPRESENTATIONS AND WARRANTIES AND COVENANTS

13.1                        Mutual Representations and Warranties.  Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as of the Effective Date as follows, save as disclosed in Exhibit K:

(a)                                 It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b)                                 It has the full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder.  It has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)                                  It is not a party to any agreement, outstanding order, judgment or decree of any court or Governmental Authority that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d)                                 It has not, and will not, after the Effective Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder.

13.2                        Additional Representations and Warranties by BN.  BN hereby represents and warrants that, save as disclosed in and subject to Exhibit K, as of the Effective Date and, where denoted below, covenants to BMS as follows:

(a)                                 BN has sufficient legal and/or beneficial title, ownership or license under its Patents and Information necessary for the purposes contemplated by this Agreement.  The BN Technology existing as of the Effective Date is free and clear from any Liens, and BN has sufficient legal and/or beneficial title, ownership or license thereunder to grant the licenses to BMS as purported to be granted pursuant to this Agreement.  As of the Effective Date, BN is the sole owner of all right, title and interest in and to (free and clear from any Liens of any kind) the BN Patents listed in section (I) of Exhibit A1.  All fees required to maintain such issued Patent rights have been paid to date.  To BN’s knowledge, the BN Patents listed on Exhibits A1 and A2 constitute all Patents Controlled by BN that would be infringed by the manufacture (as currently conducted), use or sale of Products (but for the license granted by BN to BMS under Section 4.1).

(b)                                 There is no agreement in effect, either oral or written, between BN and any other Person, relating to the Development, Commercialization or manufacture of the Products except the Existing Product Agreements.

(c)                                  BN has not received any written notice from any Third Party asserting or alleging that the discovery, research and/or Development of Products by BN prior to the Effective Date infringes the intellectual property rights of such Third Party.  The BN Technology owned by BN, and to BN’s knowledge, all BN Technology Controlled but not owned by BN, that exists as of the Effective Date was not obtained in violation of any contractual or fiduciary obligation owed by BN or its employees or authorized agents to any Third Party or through the misappropriation of the intellectual property rights (including any trade secrets) from any Third Party.

(d)                                 To BN’s knowledge, the Development, Commercialization and manufacture of the Products can be carried out in the manner contemplated as of the Effective Date without infringing any published patent applications (evaluating such patent applications as though they were issued with the claims as published as of the Effective Date) or issued patents owned or controlled by a Third Party.  To BN’s knowledge, the research, Development and manufacture of PROSTVAC prior to the Effective Date by or on behalf of BN has been carried out without infringing any published patent applications (evaluating such patent applications as though they were issued with the claims as published as of the Effective Date) or issued patents owned or controlled by a Third Party.

(e)                                  There are no pending, and BN has not received any notice in writing threatening any, actions, suits or proceedings against BN involving the BN Technology.

(f)                                   To BN’s knowledge, no Third Party is infringing or has misappropriated any of the BN Technology as it relates to Products (in the case of pending claims in any Patent, evaluating them as if issued as of the Effective Date).

(g)                                 To the knowledge of BN’s legal counsel, each of the claims included in each issued BN Patent are valid and enforceable.

(h)                                 There is no agreement currently in effect under which BN or any of its Affiliates has granted (and BN covenants that during the Term it and its Affiliates shall not grant) any license or any option for a license under the BN Technology to any Third Party to make, use or sell any Product in any country in the Territory in any manner that would conflict with this Agreement.  BN covenants that during the Term it and its Affiliates shall not grant any license or any option for a license to any Third Party, under any Patent that comes into the Control of BN in connection with this Agreement after the Effective Date (including a Patent for a BN Sole Invention or Joint Invention), to make, use or sell in the Field any Product in any country in the Territory (save where this Agreement has been terminated in respect of such

Product and/or such country, in which case BN shall be free to grant such rights in respect of such Product and/or such country in its absolute discretion).  Neither BN nor any of its Affiliates has granted any Lien which is still in force at the Effective Date with respect to this Agreement or any of the BN Technology licensed to BMS under this Agreement.  BN and its Affiliates have not granted to any Third Party any right or license or option to enforce or obtain any patent term extension for any of the Product Specific Patents.

(i)                                    BN has disclosed in writing to BMS’s patent counsel (i) all BN Patents existing as of the Effective Date that would be infringed by the Development, Commercialization or manufacture of Products by BMS, but for the licenses granted in this Agreement, and (ii) the jurisdiction(s) by or in which each such BN Patent has been issued or in which an application for such BN Patent has been filed, together with the respective patent or application numbers.  All fees required to maintain such issued BN Patent rights have been paid.

(j)                                    No person, other than former or current employees of BN who are obligated in writing to assign his/her inventions to BN, is an inventor of any of the inventions claimed in the BN Patents owned by BN filed or issued as of the Effective Date, except for those Third Party inventors of those inventions that fall within the BN Technology Controlled by BN and in respect of which, as far as BN is aware, PHS and/or NCI has obtained an assignment as of the Effective Date.  All inventors of any inventions claimed in the BN Patents that are existing as of the Effective Date and owned by BN have assigned or have a contractual obligation to assign or license their entire right, title and interest in and to such inventions and the corresponding Patent rights to BN.  No present or former employee or consultant of BN owns or has any proprietary, financial or other interest, direct or indirect, in the BN Technology.  No claims have been asserted in writing challenging the inventorship of the BN Patents owned by BN or to BN’s knowledge the BN Patents Controlled but not owned by BN.

(k)                                 To BN’s knowledge, the research and Development of PROSTVAC has been conducted prior to the Effective Date by BN, its Affiliates, its licensors, its licensees, and its independent contractors, in compliance in all material respects with all Applicable Law, including all public health, environmental, and safety provisions thereof, and all permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees that apply to BN.

(l)                                    To BN’s knowledge, all PROSTVAC used in Clinical Trials has been manufactured in compliance with cGMPs.

(m)                             (i) All Regulatory Materials filed by BN with respect to PROSTVAC (including the INDs therefor) were, at the time of filing, true, complete and accurate in all material respects, (ii) no serious adverse event information has come to the attention of BN that is materially different in terms of the incidence, severity or nature of such serious adverse events than that which was filed as safety updates to the IND for PROSTVAC and (iii) all written data summaries prepared by BN that were included in such Regulatory Materials and that are based on clinical studies conducted or sponsored by BN accurately summarize in all material respects the corresponding raw data underlying such summaries.

(n)                                 BN has not received any written notice which has led it to believe that any of the INDs held by BN for PROSTVAC may not be currently in good standing with the FDA.  BN has made available to BMS complete and accurate copies of all INDs held by BN for PROSTVAC.  BN has filed with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports, with respect to each IND held by BN which are material to the continued Development of PROSTVAC.

(o)                                 BN has not received any written notice that any United States governmental or regulatory agency (including the FDA) has commenced, or, to its knowledge, threatened in writing to initiate any action to withdraw an active IND held by BN, or, to BN’s knowledge, commenced or threatened in writing to initiate any action to enjoin production of PROSTVAC at its or any of its supplier’s facilities.

(p)                                 BN has made available to BMS copies of all material (i) reports of inspection observations, if any, that are in its possession or of any of its Affiliates relating to PROSTVAC, (ii) establishment inspection reports that are in its possession or of any of its Affiliates relating to PROSTVAC, and (iii) warning letters, if any, as well as any other documents, if any, that are in its possession or of any of its Affiliates that assert past or ongoing material lack of compliance with any Applicable Laws or regulatory requirements (including those of the FDA) by BN or its Affiliates, and to its knowledge, its suppliers relating to clinical Development of PROSTVAC.

(q)                                 To BN’s knowledge, neither it, any of its Affiliates, or any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to FDA or any other Regulatory Authority with respect to the Development of PROSTVAC, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of PROSTVAC, or committed an act, made a statement, or failed to make a statement with respect to the Development of PROSTVAC that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

(r)                                  BN has disclosed to BMS, through the Virtual Data Room or otherwise in writing to BMS, all material information known by BN with respect to the safety and efficacy of PROSTVAC.

(s)                                   Prostatic diseases, as used herein and in the PHS License Agreement, include prostate cancer.

(t)                                    BN has maintained in full force and effect all the Existing Product Agreements.  It and its Affiliates are in compliance in all material respects with each Existing Product Agreement, and have performed all obligations required to be performed by them to date under the Existing Product Agreement.  Neither BN nor its Affiliates are (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect under the Existing Product Agreement and, to the knowledge of BN, no other party to any Existing Product Agreement is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.

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Confidential Treatment Requested

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(u)                                 No agreement to which BN or any of its Affiliates is a party as of the Effective Date obligates BMS to grant, assign or otherwise convey to BN or any of its Affiliates, or to any other Person, any rights under any Patents or Information that BMS or its Affiliates may own or control (other than such BN Technology as is licensed to BMS hereunder) during or following the Term.

(v)                                 BN will be the sole owner of all rights to the clinical data generated in the course of the performance of the PROSPECT Trial, has not granted any Third Party any right to use such clinical data for commercial purposes and to the best of BN’s knowledge BN has the sole right to use for commercial purposes all rights to the clinical data generated in any other Clinical Trial that has been completed or is ongoing as of the Effective Date.

(w)                               In the course of the Development of Products, BN has not used to the best of BN’s knowledge prior to the Effective Date, and shall not use during the Option Term, any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to the best of BN’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

13.3                        No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 13 OR ELSEWHERE IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR THAT ANY OF THE DEVELOPMENT AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY PRODUCT WILL BE SUCCESSFUL, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

13.4                        Disclosure.  BN shall not be in breach of any representation or warranty set out in this Agreement including in this Article 13, and BMS may not bring any claim for breach of the representations and warranties in this Agreement, in respect of any matter, event, condition, fact or circumstance which was disclosed in Exhibit K or is an agreement that is listed on Exhibit K and was included in the Virtual Data Room available to BMS at least [***] prior to the Effective Date.

13.5                        Certain Covenants of BN.

(a)                                 Save where this Agreement has been terminated in respect of a Product and/or in respect of a Region (in which case BN shall be free to grant such rights in respect of such Product and/or Region in its absolute discretion) BN shall not, and shall ensure that its Affiliates shall not:  (i) sell, assign, transfer, fail to maintain, abandon or otherwise dispose of, or grant any Lien in (or permit any Lien to attach to), any BN Technology, to the extent that the same is Controlled by BN and subject to the terms of the Existing Product Agreements and the Oxford Biomedica Agreement disclosed in Exhibit K, with respect to any Product in the Field or this Agreement, (ii) negotiate or grant any license or sublicense (including any covenant not to sue), option for a license or sublicense or covenant not to sue under any BN Technology, or any other right, with respect to any Product in the Field, (iii) amend or modify any existing contract with a Third Party, including any Existing Product Agreement, that could cause or otherwise result in any of the foregoing described in (i) and/or (ii), (iv) grant to any Third Party any right or license or option to enforce or obtain any patent term extension for any of the Non-Combination Product Specific Patents Controlled by BN as of the Effective Date or for any of the Existing Combination Product Patents to the extent that they Cover PROSTVAC, and/or (v) grant any other right, title or interest in or to or take any action (including entering into any contract) with respect to any of the BN Technology that may in any way impair, interfere with or prevent BMS’s full exercise of its rights under this Agreement.  Without limiting BN’s obligations or BMS’s rights hereunder, BN shall not, and shall ensure that its Affiliates shall not, assign or otherwise transfer any BN Technology to any Third Party, unless it is to a Third Party successor-in-interest or purchaser of all or substantially all of the business or assets of BN to which this Agreement relates (including this Agreement), whether in a merger, combination, reorganization, sale of stock, sale of assets or other transaction, in accordance with Section 16.8.

(b)                                 BN shall promptly notify BMS upon receiving written notice from any Governmental Authority of any material noncompliance with any Applicable Laws by, or any inquiries by any Regulatory Authorities with respect to, BN or any of its Affiliates or Third Party independent contractors (including any notice from any Regulatory Authority of any investigation or inspection) to the extent relating to the PROSPECT Trial (including any facilities or clinical trial material used in connection therewith) or any Product.  If BN learns that any employee or consultant performing on its behalf under this Agreement has been debarred by any Regulatory Authority, or has become the subject of debarment proceedings by any Regulatory Authority, BN will promptly notify BMS and will prohibit such employee or consultant from performing on its behalf under this Agreement.

(c)                                  BN shall, shall ensure that any of its Affiliates, and shall use Diligent Efforts to ensure that any Third Party independent contractor performing any part of the PROSPECT Trial, enter into and maintain valid and enforceable confidentiality agreements with its employees to protect and maintain the BN Technology and its and BMS’s rights with respect thereto (including with respect to any Know-How that arises in connection with the PROSPECT Trial).

13.6                        Certain Covenants of BN Relating to the Existing Product Agreements.

(a)                                 BN shall not, and shall ensure that its Affiliates shall not, assign or otherwise transfer any of the Existing Product Agreements without the prior written consent of BMS unless it is to a Third Party successor-in-interest or purchaser of all or substantially all of the business or assets of BN to which this Agreement relates (including this Agreement), whether in a merger, combination, reorganization, sale of stock, sale of assets or other transaction, in accordance with Section 16.8.

(b)                                 BN shall not, and shall ensure that its Affiliates shall not, without BMS’s prior written consent: (i) waive, amend, cancel or terminate any material provision of, or fail to maintain, the PHS License Agreement in any manner that would be detrimental to the rights granted to BMS hereunder or that would impose additional or more onerous obligations on BMS,

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

including any changes to the diligence benchmarks in Appendix E of the PHS License Agreement as modified by the second amendment to that agreement, (ii) waive, amend, cancel or terminate any material provision of, or fail to maintain, and of the other Existing Product Agreements in any manner that would be materially detrimental to the rights granted to BMS hereunder or that would impose additional or more onerous obligations on BMS, or (iii) take or fail to take any action that would give any counterparty to any Existing Product Agreement the right to terminate such Existing Product Agreement.

(c)                                  Promptly (but in no event later than [***]) after BN’s or its Affiliate’s receipt of any notice (written or oral) relating to any Existing Product Agreement (i) terminating or providing notice of termination of such Existing Product Agreement, (ii) alleging any material breach of or default under such Existing Product Agreement by BN or any of its Affiliates, BN shall provide a written notice to BMS describing in reasonable detail the relevant breach, default or termination event, including a copy of any written notice received from such licensor, and describing the corrective action BN or its Affiliate proposes to take.  Subject to BMS’s rights under Section 13.6(d), BN shall, and shall cause its Affiliates to, as applicable thereafter use its best efforts to cure such breach, default or termination event.

(d)                                 Without limiting any other right or remedy of BMS under this Agreement and in order to prevent, ameliorate, mitigate or cure a breach of any of the Existing Product Agreements, in the event that BN or any of its Affiliates fail to perform any of its material obligations under any Existing Product Agreement and (i) such failure is not cured within [***] after written notice from BMS, (ii) BN does not notify BMS that such failure has been contested, and/or (iii) BN does not notify BMS that a settlement has been reached in relation to the failure with the counterparty to the Existing Product Agreement (in each case within at least [***] prior to the end of any cure period set forth in such Existing Product Agreement), BMS may perform such obligation on behalf of BN and/or its Affiliates and, unless such failure was as a consequence of BMS’s actions or failure to act, BN shall reimburse BMS for BMS’s internal and out-of-pocket costs in connection with such performance.  This Agreement sets forth the obligations of the Parties inter se, and nothing in this Agreement (including any standard of effort set forth herein) shall limit or modify the obligations of BN and/or its Affiliates under the Existing Product Agreements.

(e)                                  Whenever BN or any of its Affiliates provides any report, notice or other communication relating to a Product and/or this Agreement to PHS, or to any counterparty to any other Existing Product Agreement if such notice would have a material and adverse effect on BMS’s rights under this Agreement, BN shall provide a copy of such report, notice, or other communication to BMS at least [***] prior to the time such report, notice or communication is provided to such counterparty or, if it is impracticable for BN to do so, BN shall provide such copy to BMS as soon as possible prior to the provision thereof to the counterparty.

(f)                                   From and after the License Effective Date, BN shall (and/or, if applicable, shall cause its Affiliate to), if reasonably requested by BMS, use Diligent Efforts to exercise any of BN’s (and/or, if applicable, its Affiliate’s) material rights, and/or to enforce any material obligation of a counterparty to the relevant Existing Product Agreement, in each case as it relates to any Product and/or this Agreement.  To the extent any such action would require the payment

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

of any out-of-pocket costs then, to extent the allocation of such costs is not otherwise addressed in this Agreement, the Parties will discuss and agree in good faith as to how such costs are to be allocate between them provided always that in the absence of such agreement any action or inaction shall be entirely at BN’s discretion and BN shall have no liability therefor.

13.7                        BMS Covenants and Additional Representation.

(a)                                 In respect of the Existing Product Agreements, BMS covenants that:

(i)                                    BMS shall not, and shall ensure that its Affiliates and require that its Sublicensees shall not, take any action or fail to act in any way that would result in BN being in breach of any material provision of any Existing Product Agreement, or agree to do any of the foregoing;

(ii)                                BMS shall, and shall ensure that its Affiliates and require that its Sublicensees shall, comply with the provisions of such agreements applicable to BMS and its Affiliates and Sublicensee.  BMS shall and shall ensure that its Affiliates and require that its Sublicensees shall provide such assistance, at BN’s expense, as is reasonably requested by BN in relation to BN’s compliance with the provisions of such agreements;

(iii)                            To the extent that BMS or any of its Affiliates or Sublicensees receives any communication, correspondence or notice from any Existing Product Agreement Licensor, BMS shall, and shall ensure that its Affiliates and require that its Sublicensees shall, promptly, and in no event later than [***] after such receipt, provide a copy to BN;

(iv)                             BMS shall, and shall ensure that its Affiliates and require that its sublicensees shall, provide all information in such Person’s possession reasonably requested by BN that BN requires for its compliance with such agreements; and

(v)                                 BMS shall not, and shall ensure that its Affiliates and require that its Sublicensees shall not, have any contact or dealing directly with the Existing Product Agreement Licensors with respect to the specific subject matter of the Existing Product Agreements, other than with BN’s prior written consent (not to be unreasonably withheld) both to the timing, fact and the subject matter of the contact or dealing, and excluding situations (A) involving BN’s or an Affiliate’s breach (or cure thereof) of any such agreement, (B) following insolvency or bankruptcy of BN or an applicable Affiliate, (C) as required or permitted by any such Existing Product Agreements, (D) relating to the prosecution, maintenance, defense and enforcement of Patent Rights and Know-How sublicensed to BMS under the Existing Product Agreement, or (E) involving any waiver to the obligation under the PHS License Agreement to substantially manufacture in the United States quantities of Product for sale in the United States that are not supplied by BN under the Supply Agreement.

(b)                                 BMS covenants that it shall, and shall ensure that its Affiliates and require that its Sublicensees shall, comply with Section 6.3.

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(c)                                  BMS represents that neither it nor any of its Affiliates has any product for use in the Field that has its mode of action by the in-vivo expression of PSA in clinical Development as of the Effective Date.

(d)                                 BMS covenants that it shall promptly notify BN upon receiving written notice from any Governmental Authority of any material noncompliance with any Applicable Laws by, or any inquiries by any Regulatory Authorities with respect to, BMS or any of its Affiliates or Third Party independent contractors (including any notice from any Regulatory Authority of any investigation or inspection) to the extent relating to any Product (including any facilities or clinical trial material used in connection therewith).

(e)                                  BMS covenants that it shall, and shall use Diligent Efforts to ensure that any of its Affiliates and/or Third Party independent contractors performing any Development in relation to a Product shall, enter into and maintain valid and enforceable confidentiality agreements with their employees to protect and maintain the BN Technology and its and BN’s rights with respect thereto.

13.8                        Covenant of BNInc.  BNInc hereby covenants to BMS that, effective upon termination or expiration of the BNInc Agreement (other than as a result of the termination of the PHS License Agreement), BNInc shall grant directly to BMS all rights that it had granted to BN under the BNInc Agreement that BN had sublicensed to BMS under this Agreement, and BMS and its Affiliates shall have no obligation to make any payment to BNInc in connection with the grant of such rights.  BMS shall have the right, and neither BN nor BNInc shall challenge BMS’s efforts, to obtain specific performance of BNInc’s obligations under this Section 13.8.  BN and BNInc shall jointly and severally indemnify and keep indemnified BMS on demand against any cost, expense, loss or liability suffered or incurred by it by reason of or in connection with the termination or expiration of the BNInc Agreement.

14.                               INDEMNIFICATION AND LIMITATION OF LIABILITY

14.1                        Indemnification by BN for Third Party Claims.  [***]

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[***].

14.2                        Indemnification by BMS for Third Party Claims.  [***].

14.3                        [***].  [***]

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with the Securities and Exchange Commission.

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[***].

14.4                        Indemnification Procedures.  The Party claiming indemnity under this Article 14 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”), and, provided that the Indemnifying Party is not contesting the indemnity obligation, shall permit the Indemnifying Party to control and assume the defense of any litigation relating to such Claim and disposition of any such Claim.  Notwithstanding the foregoing, if the Indemnifying Party is also a party (or likely to be named a party) to the proceeding in which such Claim is made and the Indemnified Party gives notice to the Indemnifying Party that it may have defenses to such Claim that are in conflict with the interests of the Indemnifying Party, then the Indemnifying Party shall not be so entitled to assume the defense of the case.  If the Indemnifying Party does assume the defense of any Claim, it (a) shall act diligently and in good faith with respect to all matters relating to the settlement or disposition of any Claim as the settlement or disposition relates to Parties being indemnified under this Article 14, (b) shall cause such defense to be conducted by counsel reasonably acceptable to the Indemnified Party and (c) shall not settle or otherwise resolve any Claim without prior notice to the Indemnified Party and the consent of the Indemnified Party if such settlement involves anything other than the payment of money by the Indemnifying Party.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party in its defense of any claim for which the Indemnifying Party has assumed the defense in accordance with this Section 14.4, and shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification.  So long as the Indemnifying Party is diligently defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (x) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (y) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 14.

Nothing in this Article 14 shall act to negate any obligation under common law of either Party to mitigate damages resulting from or arising as a consequence of any circumstances giving rise to any Claim for which such Party is being indemnified against or held harmless by the other Party hereunder or any claim or cause of action under which a Party intends to seek damages from the other Party pursuant to this Agreement or at law or in equity.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

14.5                        Limitations of Liability.

(a)                                 EXCEPT FOR (I) INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOSS OF OPPORTUNITY, PROFITS, SALES OR BUSINESS (INCLUDING LOSS OF NET SALES COMPENSATION OTHER THAN NET SALES COMPENSATION FOR SALES MADE PRIOR TO THE EFFECTIVE DATE OF TERMINATION) (COLLECTIVELY, “INDIRECT DAMAGES”) PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER, OR (II) ANY BREACH OF OR FAILURE TO COMPLY WITH ANY OF SECTIONS [***] BY A PARTY OR ITS AFFILIATES OR (III) ANY WILLFUL BREACH OR GROSS NEGLIGENCE OF THE LIABLE PARTY IN THE PERFORMANCE OF THIS AGREEMENT — IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

(b)                                 [***].

14.6                        Insurance as it Relates to Indemnification Obligations.  BMS shall maintain a program of self-insurance sufficient to fulfill its obligations under this Agreement and BN shall procure and maintain insurance, including product liability insurance, with respect to its Development activities hereunder and which are consistent with normal business practices of prudent companies similarly situated to such Party at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold.  It is understood that such insurance shall not be construed to create a limit of, or a reduction or offset to, either Party’s liability with respect to its indemnification obligations under this Article 14.  BN shall provide

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with the Securities and Exchange Commission.

Confidential Treatment Requested

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BMS with written evidence of such insurance upon request.  BN shall provide BMS with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance.

14.7                        Insurance as it Relates to Certain Claims for Damages.  The amount of a breaching Party’s liability for any claim for damages by the non-breaching Party for a breach of representations or warranties under this Agreement (other than with respect to indemnification obligations under this Article 14) shall be reduced by any sum which is recoverable under any insurance policies maintained by the non-breaching Party or any of its Affiliates in respect of the loss or damage suffered by reason of the relevant breach, less the amount of any reasonable costs and expenses incurred in obtaining payment of that sum; and if the breaching Party has paid to the non-breaching Party any amount in respect of the claim before the recovery of that sum, the non-breaching Party shall repay to it, or procure the repayment to it of the amount by which its liability is so reduced.

15.                               DISPUTE RESOLUTION

15.1                        Disputes; Resolution by Executive Officers.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to decisions to be made by the Parties herein or to the Parties’ respective rights and/or obligations hereunder.  It is the desire of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration or litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 if and when a dispute arises under this Agreement, subject to Section 16.9.  Accordingly, any disputes, controversies or differences other than a matter within the final decision-making authority of BMS or BN, which may arise between the Parties out of or in relation to or in connection with this Agreement, shall be promptly presented to the Alliance Managers for resolution.  If the Alliance Managers are unable to resolve such dispute within [***] after a matter has been presented to them, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party within [***] after receipt by the other Party of such written notice.  If the matter is not resolved within [***] following presentation to the Executive Officers, then either Party may pursue such remedies as it may deem necessary or appropriate.

15.2                        Patent or Trademark Disputes.  Notwithstanding Section 16.9, any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any Patents Covering the manufacture, use, importation, offer for sale or sale of Products or to any Product Mark shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

16.                               MISCELLANEOUS

16.1                        Entire Agreement; Amendments.  This Agreement, including the Exhibits hereto (which are incorporated into and made a part of this Agreement), sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Prior CDA.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party; provided that BNInc’s signature shall not be required for any alteration, amendment, change or addition to provisions other than the BNInc Provisions.

16.2                        Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to BN or BMS from time to time.  Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

16.3                        Rights in Bankruptcy, Insolvency and Similar Circumstances.

(a)                                 In the event of any bankruptcy, insolvency, administration, liquidation, receivership, or similar proceeding or event under any Applicable Law, including any proceeding (including any chapter 15 proceeding) under Title 11 of the United States Code (the “U.S. Bankruptcy Code”) or under the laws of Denmark (any such proceeding or event being referred to herein as a “Bankruptcy Event”), all license rights granted under or pursuant to this Agreement are and shall be, and shall be deemed to be, fully vested in the Party not subject to the Bankruptcy Event and not revocable or terminable at the option of the Party subject to such Bankruptcy Event or such Party’s trustee or other representative in such Bankruptcy Event.  In addition, all license rights granted under or pursuant to this Agreement are and shall be, and shall be deemed to be, for all purposes of Section 365(n) of the U.S. Bankruptcy Code and any other Applicable Law of any jurisdiction, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code or such other Applicable Law, and, in the case of any Bankruptcy Event, the Party not subject to such Bankruptcy Event shall have all rights under Section 365(n) of the U.S. Bankruptcy Code and all other rights to retain its license rights granted under or pursuant to this Agreement, notwithstanding such Bankruptcy Event or any action or event within or as a result of such Bankruptcy Event, including any rejection, termination, or other disavowal of this Agreement.

(b)                                 During the Term, each Party shall create and maintain current copies to the extent practicable of all intellectual property subject to license rights granted under or pursuant to this Agreement.  Without limiting the Parties’ rights under Section 365(n) of the U.S. Bankruptcy Code or other Applicable Law, in the case of any Bankruptcy Event, the Party not subject to such Bankruptcy Event shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it.  All rights of the Parties under this Section 16.3 and under Section 365(n) of the U.S. Bankruptcy Code are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this

Agreement, the U.S. Bankruptcy Code, and any other Applicable Law.  In the case of any Bankruptcy Event, the Party not subject to such Bankruptcy Event shall have the right to perform the obligations of the Party subject to the Bankruptcy Event hereunder with respect to any intellectual property addressed herein, notwithstanding such Bankruptcy Event or any action or event within or as a result of such Bankruptcy Event, including any rejection, termination, or other disavowal of this Agreement, but neither such provision nor such performance by such other Party shall release the Party subject to the Bankruptcy Event from any such obligation or liability for failing to perform it.  Any intellectual property provided pursuant to the provisions of this Section 16.3 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

(c)                                  The Parties agree that they intend the foregoing rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of the U.S. Bankruptcy Code and any other Applicable Law, (i) the right of access to any intellectual property (including all embodiments thereof) of the Party subject to any Bankruptcy Event or any Third Party with whom the Party subject to any Bankruptcy Event contracts to perform an obligation of the Party subject to any Bankruptcy Event under this Agreement, and, in the case of the Third Party, which is necessary for the Development, Regulatory Approval and/or manufacture of Products and (ii) the right to contract directly with any Third Party described in (i) in this sentence to complete the contracted work.

(d)                                 In the event that after the Effective Date BN enters into, or has as of the Effective Date entered into, a license agreement with a Third Party with respect to intellectual property that will be sublicensed to BMS hereunder (including the Existing Product Agreements), BN will use commercially reasonable efforts to enable BMS to concurrently enter arrangements with BN and any such Third Party whereby BMS will receive a direct license from any such Third Party in the event that such license agreement between BN and such Third Party is terminated during the Term solely on account of BN becoming subject to any Bankruptcy Event.

(e)                                  Notwithstanding anything to the contrary in Article 9, in the event that BN is subject to any Bankruptcy Event, BMS may take appropriate actions in connection with the Prosecution and/or enforcement of any BN Patent rights licensed to BMS under this Agreement without being required to consult with BN before taking any such actions, provided that such actions are otherwise consistent with this Agreement.

16.4                        Force Majeure.  Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of such prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues.  The Party affected by such force majeure also shall notify the other Party of the anticipated duration of such force majeure, any actions being taken to avoid or minimize its effect after such occurrence, and shall take reasonable efforts to remove the condition constituting such force majeure.  For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, acts of terrorism, voluntary or involuntary compliance with any regulation, law or order of any

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

government, war, acts of war (whether war be declared or not), labor strike or lock-out, civil commotion, epidemic, failure or default of suppliers, public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.  The payment of invoices due and owing hereunder shall in no event be delayed by the payer because of a force majeure affecting the payer.

16.5                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.5, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) [***] after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

For BN or BNInc:                                                Bavarian Nordic A/S
Hejreskovvej 10A
DK-3490 Kvistgaard
Denmark
Attention:  Chief Executive Officer

With a copy to:                                                            Bavarian Nordic Inc.
2425 Garcia Ave
Mountain View CA 94043
Attention: President

For BMS:                                                                                           Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
United States
Attention: Vice President, Transactions

With a copy to:                                                            Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
United States
Attention: Vice President and Assistant General Counsel, Business Development and Licensing

Furthermore, a copy of any notices required or given under Section 9.7 of this Agreement shall also be addressed to the Vice President and Chief Intellectual Property Counsel of BMS at the address set forth above.  For the avoidance of doubt, the non-delivery of a copy of a notice shall not mean that the notice is invalid.

16.6                        Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.7                        Maintenance of Records.  Each Party shall, and shall ensure that any of its Affiliates and Third Party independent contractors performing any Development of Products on behalf of a Party (including any part of the PROSPECT Trial), maintain complete and accurate records of all work conducted under this Agreement and all results, data and developments made pursuant to its efforts under this Agreement.  Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of this Agreement in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.  Each Party shall maintain such records for a period of [***] after such records are created; provided that records may be maintained for an appropriate longer period in accordance with each Party’s internal policies on record retention in order to ensure the preservation, prosecution, maintenance or enforcement of intellectual property rights.  Each Party shall keep and maintain all records required by Applicable Law with respect to Products.

16.8                        Assignment.  Neither Party may assign this Agreement or assign or transfer any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent (a) to any Affiliate of such Party, provided that such transfer shall not adversely affect the other Party’s rights and obligations under this Agreement and that such assigning/transferring Party remains jointly and severally liable with such Affiliate for the performance of this Agreement and/or the assigned obligations, or (b) to any Third Party successor-in-interest or purchaser of all or substantially all of the business or assets of such Party to which this Agreement relates, whether in a merger, combination, reorganization, sale of stock, sale of assets or other transaction; provided, however, that, with respect to both Parties, the assigning Party provides written notice to the other Party of such assignment and the assignee shall have agreed in writing to be bound (or is otherwise required by operation of Applicable Law to be bound) in the same manner as such assigning Party hereunder.  In addition, either Party may assign its right to receive proceeds under this Agreement or grant a security interest in such right to receive proceeds under this Agreement to one or more Third Parties providing financing to such Party pursuant to the terms of a security or other agreement related to such financing (e.g., for purposes of a royalty financing arrangement).  Any permitted assignment shall be binding on the successors of the assigning Party.

In the event that control (as “control” is defined under the Affiliate definition in Article 1) of BN is acquired by a Third Party after the Effective Date (such Third Party, hereinafter referred to as an “Acquirer”), then the intellectual property of such Acquirer held or developed by such Acquirer (and Affiliates of such Acquirer that are not controlled (as “control” is defined under the Affiliate definition in Article 1) by BN following such acquisition) prior to or after such acquisition (other than intellectual property developed by such Acquirer or such Affiliates in the course of conducting BN’s activities under this Agreement) shall be excluded from the BN Technology existed prior to such acquisition and which are not controlled by BN following such acquisition) shall be excluded from the Affiliate definition (other than with respect to intellectual property developed by such Acquirer or such Affiliates in the course of conducting BN’s activities under this Agreement) solely for purposes of the applicable components of the BN Technology.  For clarity, any intellectual property developed by the Acquirer in the course of conducting BN’s activities under this Agreement or in the Field through use of the BN Technology or BN’s Confidential Information shall be included within the BN Technology to the extent such intellectual property would have been so included had it been developed by BN.

Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.8 shall be null, void and of no legal effect.  For clarity, the provisions of this Section 16.8 shall not apply to or encompass sublicensing of the rights licensed to a Party under this Agreement.

16.9                        Governing Law.  This Agreement shall be governed by and construed and enforced under the laws of England, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction.  Any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, shall be governed by and construed and enforced in accordance with the laws of England and the Parties hereby irrevocably submit to the exclusive jurisdiction of the English Courts.  Notwithstanding the foregoing, (a) any dispute relating to the inventorship, scope, validity, enforceability or infringement of any Patent right shall be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction, (b) each Party shall have at any time the right to seek or obtain preliminary, interim or conservatory measures from any court having jurisdiction, and (c) each Party may seek to enforce any final judgment of a court in any other court.

16.10                 Performance by Affiliates.  Subject to the terms and conditions of this Agreement, each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.11                 Personal Rights.  None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties hereto and their respective successors and assigns (if any).

16.12                 Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.13                 Compliance with Applicable Law.  Each Party shall comply with Applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement.  Neither Party (nor any of their Affiliates) shall be required under this Agreement to take any action or to omit to take any action otherwise required to be taken or omitted by it under this Agreement if the taking or omitting of such action, as the case may be, could in its opinion violate any settlement, consent order or decree, corporate integrity agreement, or judgment to which it may be subject from time to time during the Term.  Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that such Party reasonably believes is not in compliance with Applicable Law.

16.14                 Severability.  If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.15                 No Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

16.16                 Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits of this Agreement and references to this Agreement include all Exhibits hereto.  Unless context otherwise clearly requires, whenever used in this Agreement:  (a) the words “include”, “includes” or “including” shall be construed as incorporating also the phrase “but not limited to” or “without limitation”; (b) the word “day” or “quarter” shall mean a calendar day or quarter, unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (e) provisions that require that a Party, the Parties or the JC hereunder to “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (f) words of any gender include the other gender; (g) words using the singular or plural number also include the plural or singular number, respectively; (h) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (i) the word “will” shall be construed to have the same meaning and effect as the word “shall”.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.  This Agreement should be interpreted in its entirety and the fact that certain provisions of this Agreement may be cross-referenced in a Section shall not be deemed or construed to limit the application of other provisions of this Agreement to such Section and vice versa.

16.17                 Counterparts.  This Agreement may be executed in counterparts with the same effect as if each signatory had signed the same document, each of which shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement may be executed and delivered through the email of pdf copies of the executed Agreement.

[signature page follows]

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

IN WITNESS WHEREOF, the Parties have caused this Option and License Agreement to be executed by their duly authorized representatives, and BNInc has executed this Option and License Agreement as a deed, effective as of the Effective Date.

Bristol-Myers Squibb Company	Bavarian Nordic A/S

By:	By:	[***]

Name:	Name:	[***]

Title:	Title:	President & CEO

Solely with respect to the BNInc Provisions:

Executed as a deed by:

Bavarian Nordic Inc.

By:

Name:

Title:

In the presence of:

Signature:

Name:

Address:

Occupation:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

IN WITNESS WHEREOF, the Parties have caused this Option and License Agreement to be executed by their duly authorized representatives, and BNInc has executed this Option and License Agreement as a deed, effective as of the Effective Date.

Bristol-Myers Squibb Company		Bavarian Nordic A/S

By:	[***]	By:

Name:	[***]	Name:

Title:	Chief Financial Officer	Title:

Solely with respect to the BNInc Provisions:

Executed as a deed by:

Bavarian Nordic Inc.

By:	[***]

Name:	[***]

Title:	President

In the presence of:

Signature:	[***]

Name:	[***]

Address:	2425 Garcia Avenue
Mountain View
Occupation:	SVP Business Development